Exhibit 99.1

James L. Bromley

Andrew G. Dietderich

Christian P. Jensen

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, NY 10004-2498

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

Counsel to the Debtor

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
x

In re	: :	Chapter 11
SVB FINANCIAL GROUP,[1]	: :	Case No. 23-10367 (MG)
:
Debtor.	: :
x

NOTICE OF FILING OF THE DEBTOR’S PLAN OF REORGANIZATION UNDER

CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE that, on the date hereof, SVB Financial Group, as debtor and debtor-in-possession (the “Debtor”) filed the Debtor’s Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Plan”), attached hereto as Exhibit A.2

PLEASE TAKE FURTHER NOTICE that on November 10, 2023, the Debtor filed the Debtor’s Second Motion for an Order Extending the Exclusive Periods During Which Only the Debtor May File a Chapter 11 Plan and Solicit Acceptances Thereof [D.I. 669], which the Bankruptcy Court granted on November 30, 2023 [D.I. 712] (the “Second Exclusivity Extension Order”). Pursuant to the Second Exclusivity Extension Order, the period of time during which only the Debtor may file a plan of reorganization was extended to January 26, 2024, and the period of time during which only the Debtor may solicit acceptances of a plan of

[1]	The last four digits of SVB Financial Group’s tax identification number are 2278.
[2]	Capitalized terms not otherwise defined herein are to be given the meaning ascribed to them in the Plan.

reorganization (the “Exclusive Solicitation Period”) was extended to March 26, 2024, subject in each case to further extensions of up to 30 days with the consent of the UCC, the Ad Hoc Noteholder Group and the Ad Hoc Cross-Holder Group (as defined in the Verified Statement Pursuant to Bankruptcy Rule 2019 [D.I. 142]) upon request of the Debtor and upon the filing of a notice with the Bankruptcy Court.

PLEASE TAKE FURTHER NOTICE that the filing of the Plan as of the date hereof preserves the Debtor’s Exclusive Solicitation Period such that no other party may file and solicit a competing plan until after the Debtor’s Exclusive Solicitation Period ends on March 26, 2024, unless further extended with the consent of the UCC, the Ad Hoc Noteholder Group and the Ad Hoc Cross-Holder Group in accordance with the Second Exclusivity Extension Order or by order of the Bankruptcy Court.3

PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has agreed to schedule a hearing on approval of the Disclosure Statement for March 13, 2024. The Debtor has requested the other necessary parties to the restructuring support agreement, filed on January 9, 2024 [D.I. 798] (the “Restructuring Support Agreement”), to agree to extend certain milestones in the Restructuring Support Agreement such that the Debtor shall file the Disclosure Statement by no later than February 7, 2024.

[3]

11 U.S.C. § 1121(b). “Any party in interest . . . may file a plan if and only if . . . the debtor has not filed a plan that has been accepted, before 180 days after the date of the order for relief” or for some other period of time ordered by the Court pursuant to section 1121(d) of the Bankruptcy Code. Id. § 1121(c)(3) (emphases added); see 7 Collier on Bankr. 1121.04 (“If the debtor files a plan within the 120-day exclusivity period, then section 1121(c)(3) extends exclusivity to 180 days after the order for relief to permit the debtor to solicit acceptance of the plan in accordance with sections 1126 and 1129(a) without the interference of a competing plan. . . . During the extended exclusivity period, no other party in interest may file a plan.”); see also, e.g., In re Mich. Produce Haulers, Inc., 525 B.R. 408, 412 (Bankr. W.D. Mich. 2015); In re Ahern Rentals, Inc., 2013 WL 150489, at *1 n.2 (Bankr. D. Nev. Jan. 14, 2013); In re Grand Traverse Dev. Co. Ltd., 147 B.R. 418, 420 (Bankr. W.D. Mich. 1992); In re Corvus Corp., 122 B.R. 685, 686 (Bankr. E.D. Va. 1991); In re Texaco, Inc., 81 B.R. 806, 809-10 (Bankr. S.D.N.Y. 1988).

PLEASE TAKE FURTHER NOTICE that copies of the Plan and all documents filed in this chapter 11 case may be obtained from the Bankruptcy Court’s website, https://ecf.nysb.uscourts.gov, for a nominal fee, or obtained free of charge by accessing the website of the Debtor’s claims and noticing agent, https://restructuring.ra.kroll.com/svbfg/.

Dated: January 26, 2024	/s/ James L. Bromley
New York, New York

James L. Bromley

Andrew G. Dietderich

Christian P. Jensen

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, NY 10004

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

E-mail: bromleyj@sullcrom.com

    dietdericha@sullcrom.com

    jensenc@sullcrom.com

Counsel to the Debtor

Exhibit A

Plan of Reorganization

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
x

In re	: :	Chapter 11
SVB FINANCIAL GROUP,[1]	: :	Case No. 23-10367 (MG)
:
Debtor.	: :
x

DEBTOR’S PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

James L. Bromley

Andrew G. Dietderich

Christian P. Jensen

SULLIVAN & CROMWELL LLP

125 Broad Street

New York, NY 10004-2498

Telephone: (212) 558-4000

Facsimile: (212) 558-3588

Counsel to the Debtor

Dated: January 26, 2024

   New York, New York

[1]	The last four digits of SVB Financial Group’s tax identification number are 2278.

TABLE OF CONTENTS

1.	INTRODUCTION		1

2.	DEFINITIONS AND RULES OF INTERPRETATION		2
	2.1	Definitions	2
	2.2	Rules of Interpretation	20
	2.3	Governing Law	21
	2.4	Computation of Time	21
	2.5	References to Monetary Figures	22
	2.6	Consent Rights	22

3.	OTHER ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, PRIORITY TAX CLAIMS AND STATUTORY FEES		23
	3.1	Other Administrative Claims	23
	3.2	Professional Fee Claims	24
	3.3	Treatment of Priority Tax Claims	25
	3.4	Ad Hoc Noteholder Group Expenses, Senior Note Trustee Expenses and Subordinated Note Trustee Expenses	26
	3.5	Statutory Fees Payable Pursuant to 28 U.S.C. § 1930	26

4.	CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND INTERESTS		27
	4.1	Summary of Classes and Treatment of Claims Against and Interests in the Debtor	27
	4.2	Treatment of Claims and Interests	28

5.	THE LIQUIDATING TRUST		32
	5.1	The Liquidating Trust Agreement	32
	5.2	Purpose of the Liquidating Trust	32
	5.3	Liquidating Trust Assets	32
	5.4	Administration of the Liquidating Trust	33
	5.5	Substitution in Pending Legal Actions	34
	5.6	Distribution of Liquidating Trust Assets	34
	5.7	Costs and Expenses of the Liquidating Trust	35
	5.8	Retention of Professionals/Employees by the Liquidating Trust Board	35
	5.9	Liquidating Trust Disputed Claims Reserve	36
	5.10	Liquidating Trust Disputed Interests Reserve	36
	5.11	NewCo Disputed Claims Reserve	37
	5.12	Federal Income Tax Treatment of the Liquidating Trust	37
	5.13	Indemnification of Liquidating Trust Board	41
	5.14	Exculpation Relating to the Liquidating Trust	41
	5.15	Abandonment of Liquidating Trust Assets	41

i

6.	ACCEPTANCE OR REJECTION OF THE PLAN		42
	6.1	Voting of Claims or Interests	42
	6.2	Acceptance by Impaired Classes	42
	6.3	Elimination of Vacant Classes	42
	6.4	Special Provisions Regarding Unimpaired Claims	43
	6.5	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	43

7.	IMPLEMENTATION OF THE PLAN		44
	7.1	Operations Between the Confirmation Date and Effective Date	44
	7.2	Sources of Cash for Plan Distributions	44
	7.3	NewCo Transaction	44
	7.4	Exemption from Registration	44
	7.5	NewCo Debt	47
	7.6	NewCo Common Stock	47
	7.7	Deemed Holders of Subordinated Note Claims	48
	7.8	Organizational Existence	48
	7.9	Cancellation of Existing Interests, Existing Indebtedness and Related Agreements	49
	7.10	Additional Implementing Transactions	49
	7.11	Section 1146 Exemption from Certain Transfer Taxes and Recording Fees	50
	7.12	Effectuating Documents and Further Transactions	50
	7.13	Abandonment of SVB Stock	51
	7.14	Preservation of Retained Causes of Action	51

8.	PROVISIONS REGARDING GOVERNANCE OF NEWCO		52
	8.1	Organizational Action	52
	8.2	NewCo Organizational Documents	52
	8.3	Shared Services Agreement	52
	8.4	Directors and Officers of NewCo	53

9.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES		54
	9.1	Assumption and Rejection of Executory Contracts and Unexpired Leases	54
	9.2	Objections to and Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	55
	9.3	Modifications, Amendments, Supplements, Restatements or Other Agreements	55
	9.4	Reservation of Rights	56

10.	PROVISIONS GOVERNING DISTRIBUTIONS		57
	10.1	Distribution Agents	57
	10.2	Timing and Delivery of Distributions	58
	10.3	Manner of Payment Under Plan	59
	10.4	Undeliverable Distributions	62
	10.5	Reversion	62
	10.6	Claims or Interests Paid by Third Parties	62
	10.7	Setoffs	63
	10.8	No Postpetition Interest on Claims	63
	10.9	No Payment Over the Full Amount; Single Satisfaction	64

11.	CLAIMS ADMINISTRATION PROCEDURES		65
	11.1	Allowance of Claims	65
	11.2	Administration Responsibilities	65
	11.3	Estimation of Claims	65
	11.4	Expungement and Disallowance of Paid, Satisfied, Amended, Duplicated, or Superseded Claims or Interests	66
	11.5	Amendments to Proofs of Claim	66
	11.6	Pending Objections	66
	11.7	No Distributions Pending Allowance	66
	11.8	Distributions After Allowance	67
	11.9	Disallowance of Claims and Interests	67

12.	EFFECT OF CONFIRMATION		68
	12.1	Vesting of Assets	68
	12.2	Compromise and Settlement of Claims and Controversies	68
	12.3	Subordinated Claims	69
	12.4	Release of Liens	69
	12.5	Discharge	69
	12.6	Term of Injunction or Stays	70
	12.7	Release by the Debtor	70
	12.8	Exculpation	72
	12.9	Voluntary Release by Holders of Claims and Interests	73
	12.10	Injunction	74
	12.11	Scope of Releases	75
	12.12	Preservation of Causes of Action	76

13.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN		77
	13.1	Conditions to Effectiveness	77
	13.2	Waiver of Conditions to Confirmation or Effectiveness	78

14.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN		79
	14.1	Plan Modifications	79
	14.2	Effect of Confirmation on Modification	79
	14.3	Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date	79

15.	RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT		81

16.	MISCELLANEOUS		84
	16.1	Expedited Tax Determination	84
	16.2	Plan Supplement	84
	16.3	Additional Documents	84
	16.4	Exhibits; Schedules; Plan Supplement	84
	16.5	Nonseverability	84
	16.6	Governing Law	84
	16.7	Dissolution of the UCC	85
	16.8	Binding Effect	85

16.9	Notices	85
16.10	Reservation of Rights	87
16.11	No Stay of Confirmation Order	87
16.12	Deemed Acts	87
16.13	Waiver or Estoppel	87
16.14	Successors and Assigns	87
16.15	Entire Agreement	88
16.16	Conflicts	88
16.17	Post-Effective Date Service	88

1.	INTRODUCTION

SVB Financial Group, a Delaware corporation, as debtor-in-possession in the above-captioned Chapter 11 Case (“SVBFG” or the “Debtor”), proposes the following plan of reorganization (including the Plan Supplement and all other exhibits and schedules hereto and as may be modified, amended or supplemented in accordance with the terms hereof, the “Plan”) pursuant to section 1121(a) of the Bankruptcy Code. The Debtor is a proponent of the Plan for purposes of section 1129 of the Bankruptcy Code. Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Section 2.

2.	DEFINITIONS AND RULES OF INTERPRETATION

2.1 Definitions

Except as otherwise provided herein, each capitalized term used in the Plan shall have the meaning set forth below:

2.1.1 “2025 Senior Notes” means the 3.500% senior notes due 2025, outstanding under the Senior Notes Indenture.

2.1.2 “2026 Senior Notes” means the 1.800% senior notes due 2026, outstanding under the Senior Notes Indenture.

2.1.3 “2028 Senior Fixed-to-Floating Rate Notes” means the 4.345% senior fixed-to-floating rate notes due 2028, outstanding under the Senior Notes Indenture, as supplemented by the Senior Notes Supplemental Indenture.

2.1.4 “2028 Senior Notes” means the 2.100% senior notes due 2028, outstanding under the Senior Notes Indenture.

2.1.5 “2030 Senior Notes” means the 3.125% senior notes due 2030, outstanding under the Senior Notes Indenture

2.1.6 “2031 Senior Notes” means the 1.800% senior notes due 2031, outstanding under the Senior Notes Indenture.

2.1.7 “2033 Senior Fixed-to-Floating Rate Notes” means the 4.570% senior fixed-to-floating rate notes due 2033, outstanding under the Senior Notes Indenture, as supplemented by the Senior Notes Supplemental Indenture.

2.1.8 “Accredited Investors” has the meaning in Section 7.4 of the Plan.

2.1.9 “Ad Hoc Noteholder Group” means that certain ad hoc group of holders, or investment advisors or managers acting on behalf of holders, of certain Senior Notes represented by Davis Polk & Wardwell LLP.

2.1.10 “Ad Hoc Noteholder Group Expenses” means, collectively, all reasonable and documented fees and expenses of (i) Davis Polk & Wardwell LLP, as counsel to the Ad Hoc Noteholder Group, and (ii) PJT Partners LP, as investment banker to the Ad Hoc Noteholder Group.

2.1.11 “Administrative Expense Claim” means any Claim for costs and expenses of administration of the Chapter 11 Case of a kind specified under section 503(b) of the Bankruptcy Code arising on or prior to the Effective Date and entitled to priority pursuant to sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code; provided that Administrative Expense Claims shall not include 503(b)(9) Claims.

2.1.12 “Administrative Expense Claim Bar Date” means: (a) 4:00 p.m. (Eastern Time) on the 30th day after the Confirmation Date for Administrative Expense Claims that arose prior to the Confirmation Date, (b) 4:00 p.m. (Eastern Time) on the 30th day after the Effective Date for Administrative Expense Claims that arose during the period from the Confirmation Date through the Effective Date or (c) such other date established by order of the Bankruptcy Court by which requests for payment in respect of Other Administrative Claims must be filed.

2.1.13 “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor.

2.1.14 “Allowed” means, with respect to any Claim or Interest (or portion thereof) against the Debtor, that: (i) a Proof of Claim with respect to any such Claim has been timely filed in the Chapter 11 Case, has not been withdrawn and no objection thereto has been filed by the applicable deadlines set forth in the Plan, the Bankruptcy Code, the Bankruptcy Rules, or as determined by the Bankruptcy Court, (ii) that such Claim or Interest (or portion thereof) has been agreed to, compromised, settled or otherwise resolved pursuant to the authority of the Debtor or Liquidating Trust, as applicable, under the terms of the Plan, (iii) such Claim or Interest (or portion thereof) is expressly allowed in the Plan or by Final Order of the Bankruptcy Court, or (iv) such Interest is registered in the ownership register or otherwise on the Debtor’s books and records, maintained by, or on behalf of, the Debtor as of the Confirmation Date; provided, however, that, (x) unless otherwise provided for by the terms of the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 thereof, to the extent applicable, and (y) the Debtor, NewCo and the Liquidating Trust, as applicable, shall retain all claims and defenses with respect to Allowed Claims that are Reinstated, or otherwise Unimpaired pursuant to the Plan (including, for the avoidance of doubt, Administrative Expense Claims not paid prior to the Effective Date). “Allow” and “Allowance” shall have correlative meanings.

2.1.15 “Avoidance Action” means any and all avoidance, recovery, subordination or other claim, action or remedy that may be brought by or on behalf of the Debtor or its Estate or other authorized parties-in-interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 362, 502, 542 through and including 553 and 724(a) of the Bankruptcy Code or under similar local, state, federal or foreign statutes and common law, including fraudulent transfer laws.

2.1.16 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101 et seq.

2.1.17 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Case.

2.1.18 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the general, local and chambers rules of the Bankruptcy Court as applicable to the Chapter 11 Case and as amended from time to time.

2.1.19 “Bar Date” means the dates established by the Bankruptcy Court by which Proofs of Claim must have been filed with respect to such Claims, pursuant to: (a) the Order Establishing Deadlines for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof [D.I. 373], entered by the Bankruptcy Court on June 29, 2023; (b) any further orders of the Bankruptcy Court establishing separate deadlines for filing Proofs of Claim; or (c) the Plan.

2.1.20 “Blocker Corporation” has the meaning set forth in Section 5.3 of the Plan.

2.1.21 “Blue Sky Laws” has the meaning set forth in Section 7.4 of the Plan.

2.1.22 “BP Trust I” means Boston Private Capital Trust I, a statutory trust formed under the Delaware Statutory Trust Act pursuant to the BP Trust I Declaration of Trust and a Certificate of Trust filed with the Secretary of State of the State of Delaware on October 5, 2004.

2.1.23 “BP Trust I Claim” means any Claim arising out of or related to the BP Trust I Indenture.2

2.1.24 “BP Trust I Declaration of Trust” means that certain Declaration of Trust, dated as of October 5, 2004, as amended and restated by the Amended and Restated Declaration of Trust, dated as of October 12, 2004 (as further amended or supplemented from time to time) relating to BP Trust I.

2.1.25 “BP Trust I Indenture” means that certain Indenture, dated as of October 12, 2004, between SVBFG and BP Trust I Indenture Trustee, as supplemented by the BP Trust I Supplemental Indenture, and as may be further amended, supplemented or otherwise modified from time to time.

2.1.26 “BP Trust I Indenture Trustee” means Wilmington Trust, National Association, as successor debenture trustee to U.S. Bank Trust, National Association (Delaware) (as successor debenture trustee to SunTrust Bank) pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated as of May 18, 2023, and any successor trustee appointed in accordance with the terms of the BP Trust I Indenture.

2.1.27 “BP Trust I Junior Subordinated Debentures” means the junior subordinated convertible debentures due 2034, outstanding under the BP Trust I Indenture.

2.1.28 “BP Trust I Preferred Securities” means those certain 4.875% Convertible Trust Preferred Securities issued by BP Trust I pursuant to the BP Trust I Declaration of Trust.

[2]	For purposes of this Plan, the BP Trust I Claims shall be deemed to be held by the holders of the BP Trust I Preferred Securities in accordance with Section 7.7 of this Plan.

2.1.29 “BP Trust I Supplemental Indenture” means that certain First Supplemental Indenture, dated as of July 1, 2021, by and among SVBFG, BPFH and BP Trust I Indenture Trustee.

2.1.30 “BP Trust II” means Boston Private Capital Trust II, a statutory trust formed under the Delaware Statutory Trust Act pursuant to the BP Trust II Declaration of Trust and a Certificate of Trust filed with the Secretary of State of the State of Delaware on September 23, 2005.

2.1.31 “BP Trust II Capital Securities” means those certain capital securities issued by BP Trust II pursuant to the BP Trust II Declaration of Trust.

2.1.32 “BP Trust II Claim” means any Claim arising out of or related to the BP Trust II Indenture.3

2.1.33 “BP Trust II Declaration of Trust” means that certain Declaration of Trust, dated as of September 23, 2005, as amended and restated by the Amended and Restated Declaration of Trust, dated as of September 27, 2005 (as further amended or supplemented from time to time) relating to BP Trust II.

2.1.34 “BP Trust II Indenture” means that certain Indenture, dated as of September 27, 2005, between SVBFG and BP Trust II Indenture Trustee, as supplemented by the BP Trust II Supplemental Indenture, and as may be further amended, supplemented or otherwise modified from time to time.

2.1.35 “BP Trust II Indenture Trustee” means Wilmington Trust Company, a Delaware trust company, as debenture trustee of the BP Trust II Indenture, and any successor trustee appointed in accordance with the terms of the BP Trust II Indenture.

2.1.36 “BP Trust II Junior Subordinated Debentures” means the fixed-to-floating rate junior subordinated debt securities due 2035, outstanding under the BP Trust II Indenture.

2.1.37 “BP Trust II Supplemental Indenture” means that certain First Supplemental Indenture, dated as of July 1, 2021, by and among SVBFG, BPFH and BP Trust II Indenture Trustee.

2.1.38 “BPFH” means Boston Private Financial Holdings, Inc., which merged with and into SVBFG pursuant to the terms of an Agreement and Plan of Merger, dated as of January 4, 2021.

2.1.39 “Business Day” means any day other than a Saturday, a Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

[3]	For purposes of this Plan, the BP Trust II Claims shall be deemed to be held by the holders of the BP Trust II Capital Securities in accordance with Section 7.7 of this Plan.

2.1.40 “Cash” or “$” means the legal tender of the United States of America or equivalents thereof.

2.1.41 “Cause of Action” means any action, claim, cause of action, controversy, proceeding, reimbursement claim, affirmative defense, demand, right, Lien, indemnity, guaranty, suit, obligation, liability, loss, damage, remedy, judgment, account, defense, offset (including setoff or recoupment rights), power, privilege, license and franchise of any kind or character whatsoever, known or unknown, foreseen or unforeseen, Contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, and assertable directly or derivatively, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. For the avoidance of doubt, Cause of Action includes: (i) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to or otherwise contest Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any Avoidance Action, (v) any claim or defense, including fraud, mistake, duress and usury, and any other defenses set forth in section 558 of the Bankruptcy Code, and (vi) any claim under any state or foreign law, including any fraudulent transfer or similar claim.

2.1.42 “Certificate” means any instrument evidencing a Claim or an Interest.

2.1.43 “Chapter 11 Case” means the chapter 11 case pending for SVBFG under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

2.1.44 “Claim” means a “claim” as defined in section 101(5) of the Bankruptcy Code.

2.1.45 “Claims Objection Deadline” means the date that is (i) 180 days after the Effective Date, (ii) such other later date the Bankruptcy Court may establish upon a motion by the Debtor or the Liquidating Trust or (iii) such other objection deadline as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order.

2.1.46 “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

2.1.47 “Class” means a class of Claims or Interests classified by Section 4 of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

2.1.48 “Class A Trust Unit” has the meaning set forth in Section 5.6 of the Plan.

2.1.49 “Class B Trust Unit” has the meaning set forth in Section 5.6 of the Plan.

2.1.50 “Class C Trust Unit” has the meaning set forth in Section 5.6 of the Plan.

2.1.51 “Common Equity Interest” means an Equity Interest represented by the issued and outstanding common stock, $0.001 par value per share, of the Debtor as of the Petition Date or any interest or right to convert into such an Equity Interest or acquire any Equity Interest of SVBFG that was in existence immediately prior to or on the Petition Date.

2.1.52 “Company Entity” means the Debtor or any Affiliate of the Debtor.

2.1.53 “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Case.

2.1.54 “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case, within the meaning of Bankruptcy Rules 5003 and 9021.

2.1.55 “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider Confirmation of the Plan, as such hearing may be, or may have been, continued from time to time.

2.1.56 “Confirmation Order” means the order of the Bankruptcy Court entered confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

2.1.57 “Consenting Noteholders” means Holders of Senior Notes that are party to the Restructuring Support Agreement.

2.1.58 “Contingent” means, when used in reference to a Claim, any Claim the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the Debtor now or hereafter exists or previously existed.

2.1.59 “Creditor” means any holder of a Claim against the Debtor.

2.1.60 “Cure Cost” means the amounts, including, where applicable, an amount of $0.00, required to cure any and all monetary defaults under an Executory Contract or Unexpired Lease (or such lesser amounts as may be agreed upon by the parties to an Executory Contract or Unexpired Lease) that is to be assumed by the Debtor pursuant to section 365 or 1123 of the Bankruptcy Code.

2.1.61 “Current Directors” means the directors of the board of the Debtor immediately prior to the Effective Date.

2.1.62 “D&O Insurance Policies” means any Insurance Policies for directors’, managers’, officers’ and any other Insured (as defined in such policy) entities’ liability (including employment practices liability and fiduciary liability) maintained on behalf of the Debtor or NewCo prior to the Effective Date.

2.1.63 “Debtor” has the meaning set forth in the Introduction hereto.

2.1.64 “Debtor Related Parties” means the Related Parties of the Debtor.

2.1.65 “Debtor Released Parties” means the parties identified on Exhibit [•] hereto.

2.1.66 “Definitive Documents” has the meaning set forth in the Restructuring Support Agreement.

2.1.67 “Delaware Trustee” means the trustee, or its successor, appointed in accordance with the Liquidating Trust Agreement to comply with the requirement of section 3807 of the Delaware Statutory Trust Act.

2.1.68 “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits, appendices and schedules thereto, as amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court.

2.1.69 “Disputed” means, with respect to any Claim or Interest, a Claim or Interest or any portion thereof that is not Allowed but that has not been disallowed by a Final Order.

2.1.70 “Disputed Claims Reserve” means any of the Liquidating Trust Disputed Claims Reserve, Liquidating Trust Disputed Interests Reserve and the NewCo Disputed Claims Reserve.

2.1.71 “Distribution” means a distribution of property, including Cash, NewCo Common Stock and Liquidating Trust Interests, pursuant to the Plan, to take place as provided for herein, and “Distribute” shall have a correlative meaning.

2.1.72 “Distribution Agent” means any Person or Entity designated or retained by the Debtor (prior to the Effective Date) or the Liquidating Trust (after the Effective Date), without the need for any further order of the Bankruptcy Court, to serve as distribution agent under the Plan.

2.1.73 “DTC” means The Depository Trust Company.

2.1.74 “Effective Date” means the first Business Day on or after the Confirmation Date on which the conditions to the effectiveness of the Plan specified in Section 13.1 of the Plan have been either satisfied or waived as set forth herein, or such later date as determined by the Debtor, the Required Ad Hoc Senior Noteholder Parties, and the UCC.

2.1.75 “Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.

2.1.76 “Equity Interest” means the interest of any holder of one or more equity securities of SVBFG (including voting rights, if any, related to such equity securities) represented by issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in SVBFG, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest, including unvested restricted stock.

2.1.77 “Estate” means the estate created with respect to the Debtor in the Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

2.1.78 “Exchange Act” means the U.S. Securities Exchange Act of 1934 (as amended).

2.1.79 “Exculpated Parties” means (i) the Debtor, (ii) the UCC and its members, (iii) the Ad Hoc Noteholder Group and its members signatory to the Restructuring Support Agreement, (iv) the Indenture Trustees and (v) each such Entity’s or Person’s Related Parties.

2.1.80 “Executory Contract” means a contract to which the Debtor is a party and that is subject to assumption or rejection pursuant to section 365 of the Bankruptcy Code.

2.1.81 “FDIC” means, collectively, the FDIC-C, the FDIC-R1 and the FDIC-R2.

2.1.82 “FDIC-C” means the Federal Deposit Insurance Corporation, in its corporate capacity.

2.1.83 “FDIC Claims” means all Claims and Causes of Action against the FDIC, including against each of the FDIC-R1, the FDIC-R2, and the FDIC-C, whether individually or in any combination, including, but not limited to (i) claims asserted in the proofs of claim filed with FDIC-R1 and FDIC-R2, (ii) claims asserted in the complaint filed in that certain adversary proceeding commenced as case number 23-01137 (MG) before the Bankruptcy Court and currently pending before the United States District Court for the Southern District of New York as case number 23 Civ. 7218 (JPC), (iii) claims asserted in the payment demand letter to the FDIC-C dated June 26, 2023 and now pending as case number 23-cv-6543-BLF, (iv) claims asserted in the complaint filed by the Debtor in the United States District Court for the Northern District of California on or about December 19, 2023, and (v) claims asserted in any subsequent complaint filed by the Debtor naming any of the FDIC-R1, the FDIC-R2, and the FDIC-C, in each case including claims for interest, penalties, fees and expenses.

2.1.84 “FDIC-R1” means the Federal Deposit Insurance Corporation, in its capacity as receiver for Silicon Valley Bank.

2.1.85 “FDIC-R2” means the Federal Deposit Insurance Corporation, in its capacity as receiver for Silicon Valley Bridge Bank, N.A.

2.1.86 “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, stayed, modified or amended, and as to (i) which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired, and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing is pending or has been timely taken or (ii) if an appeal, writ of certiorari, new trial, reargument or rehearing has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order or judgment, or such appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have otherwise been dismissed with prejudice, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Federal Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

2.1.87 “General Unsecured Claim” means any Claim against the Debtor that is not an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Subordinated Note Claim, Intercompany Claim, Section 510(b) Claim or a Claim for any Cure Cost, or any other Claim that is subordinated or entitled to priority under Bankruptcy Code or any order of the Bankruptcy Court. For the avoidance of doubt, General Unsecured Claims do not include Preferred Equity Interests or Common Equity Interests.

2.1.88 “Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

2.1.89 “GUC Cash-Out” has the meaning set forth in Section 4.2.3 hereof.

2.1.90 “Holder” means an Entity holding a Claim or an Interest, as applicable.

2.1.91 “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

2.1.92 “Indenture Trustees” means, collectively, the BP Trust I Indenture Trustee, the BP Trust II Indenture Trustee and the Senior Notes Indenture Trustee.

2.1.93 “Indentures” means, collectively, the Subordinated Note Indentures, the Senior Notes Indenture and the Senior Notes Supplemental Indenture.

2.1.94 “Insurance Policy” and, collectively, the “Insurance Policies” means each of the insurance policies issued to or for the benefit of the Debtor or any of its predecessors-in-interest at any time and any agreements, documents or instruments related thereto, including the D&O Insurance Policies and any other insurance policy for directors’, managers’ and officers’ liability.

2.1.95 “Insurer” means any company or other entity that issued an Insurance Policy, any third-party administrator, and any respective predecessors and/or affiliates thereof.

2.1.96 “Intercompany Claim” means any Claim held by the Debtor against any other Company Entity or by a Company Entity against the Debtor.4

2.1.97 “Intercompany Interest” means any Interest held by the Debtor in a Company Entity or by a Company Entity in the Debtor.

[4]	For the avoidance of doubt, Intercompany Claims shall not include any Subordinated Note Claims for purposes of this Plan.

2.1.98 “Interest” means any equity security within the meaning of section 101(16) of the Bankruptcy Code or any other equity or ownership interest, including all issued, unissued, authorized or outstanding limited liability company membership interests (including common and preferred) or other equity interests, together with any warrants, options, convertible securities, liquidating preferred securities or contractual rights to purchase or acquire any such equity interests at any time and all rights arising with respect thereto.

2.1.99 “Interim Compensation Order” means the Order Pursuant to Sections 105(a) and 331 of the Bankruptcy Code, Bankruptcy Rule 2016 and Local Rule 2016-1 Establishing Procedures for Monthly Compensation and Reimbursement of Expenses of Professionals [D.I. 134].

2.1.100 “IRC” means the Internal Revenue Code of 1986, as amended from time to time.

2.1.101 “IRS” means the Internal Revenue Service.

2.1.102 “Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code.

2.1.103 “Liquidation Preference” means the stated amount per share specified in the applicable certificate of designation (including, in the case of any series of Preferred Stock that does not use the words “stated amount,” the specified amount of any preference upon liquidation, dissolution or winding up, without regard to any unpaid dividends that may also be included in the liquidation preference with respect to such shares).

2.1.104 “Liquidating Trust” means a Delaware statutory trust (or other form agreed by the Debtor, the UCC, and Required Ad Hoc Senior Noteholder Parties) to be formed prior to the Effective Date in accordance with the provisions of Article 5 hereof.

2.1.105 “Liquidating Trust Agreement” means that certain agreement, substantially in the form contained in the Plan Supplement that shall serve as the governing instrument of the Liquidating Trust.

2.1.106 “Liquidating Trust Assets” means from and after the Effective Date, all assets of the Debtor and the Debtor’s direct and indirect subsidiaries except the Retained Debtor Assets or the NewCo Disputed Claims Reserves. The Liquidating Trust Assets shall include, without limitation, the following assets of the Debtor and its direct and indirect subsidiaries:

i.	[all Retained Causes of Action, including the FDIC Claims];

ii.	all investment securities, including the Debtor’s direct investment and warrant portfolios and its synthetic equity instrument in Leerink Partners LLC;

iii.

the limited partner interests held by the Debtor or any of its subsidiaries in investment funds that are part of the SVB Capital business and identified on Exhibit [•] hereof (the “Transferred LP Interests”);

iv.

all cash of the Debtor (prior to receipt of the proceeds of a NewCo Transaction) in excess of (a) amounts required for distributions to Holders of Allowed Claims (including any GUC Cash-Out) pursuant to the Plan, and payment of fees, expenses, and other amounts required to be paid on the Effective Date pursuant to the Plan and (b) the amount required to fund the businesses to be owned by NewCo, as determined in accordance with a NewCo business plan acceptable to the Required Ad Hoc Senior Noteholder Parties; and

v.

if, upon the election of the Required Ad Hoc Senior Noteholder Parties and the Debtor (and in form and substance reasonably acceptable to the UCC), the Debtor consummates a NewCo Transaction, the proceeds of such NewCo Transaction; provided that, with the consent of the Required Ad Hoc Senior Noteholder Parties, a portion of the proceeds of any rights offering may remain at NewCo rather than being transferred to the Liquidating Trust.

2.1.107 “Liquidating Trust Beneficiaries” means the holders of Liquidating Trust Interests.

2.1.108 “Liquidating Trust Board” means the board of the Liquidating Trust by whom or under whose direction the business and affairs of the Liquidating Trust shall be managed in accordance with the Liquidating Trust Agreement.

2.1.109 “Liquidating Trust Disputed Claims Reserve” means any Liquidating Trust Assets allocable to, or retained on account of, Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Disputed Other Secured Claims, which shall be held in one or more separate accounts from other Liquidating Trust Assets.

2.1.110 “Liquidating Trust Interests” means the Class A Trust Units, Class B Trust Units and Class C Trust Units [and any other beneficial interests in the Liquidating Trust that may be issued pursuant to the Plan or the Liquidating Trust Agreement].

2.1.111 “Liquidating Trust Disputed Interests Reserve” means any Liquidating Trust Interest allocable to, or retained on account of, Disputed General Unsecured Claims, Disputed Subordinated Note Claims and Disputed Preferred Equity Interests which shall be held in one or more separate accounts from other Liquidating Trust Interests.

2.1.112 “Local Rules” means the Local Bankruptcy Rules for the Southern District of New York.

2.1.113 “NewCo” means, as applicable, (i) SVBFG as reorganized pursuant to and under the Plan and any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date or (ii) a newly-formed Delaware corporation (or other business form agreed by the Debtor, the UCC, and Required Ad Hoc Senior Noteholder Parties) that owns or will own, directly or indirectly, 100% of the equity interests in SVBFG.

2.1.114 “NewCo Board” means the board of directors of NewCo, whose members as of the Effective Date shall be appointed by the Required Ad Hoc Senior Noteholder Parties in a manner reasonably acceptable to the UCC, and thereafter shall be appointed and removed in accordance with NewCo Organizational Documents.

2.1.115 “NewCo Common Stock” means the common stock, shares, membership units or equivalent interest of NewCo.

2.1.116 “NewCo Debt” has the meaning in Section 7.5 of the Plan.

2.1.117 “NewCo Debt Documents” means the documents governing the NewCo Debt.

2.1.118 “NewCo Disputed Claims Reserve” means any NewCo Common Stock allocable to, or retained on account of, Disputed General Unsecured Claims, which shall be held in one or more separate accounts from other assets of NewCo. On or after the Effective Date, any NewCo Disputed Claims Reserve shall be deemed held by the Liquidating Trust and, for the avoidance of doubt, shall not be part of the Liquidating Trust Assets or Retained Debtor Assets.

2.1.119 “NewCo Organizational Documents” means the organizational and governance documents for NewCo, including, as applicable, the certificates or articles of incorporation, certificates of formation, certificates of organization, certificates of limited partnership, certificates of conversion, limited liability company agreements, operating agreements, limited partnership agreements, stockholder or shareholder agreements, bylaws, and indemnification agreements (or equivalent governing documents of any of the foregoing).

2.1.120 “NewCo Transaction” has the meaning in Section 7.3 of the Plan.

2.1.121 “Notice and Claims Agent” means the Debtor’s notice and claims agent, Kroll Restructuring Administration LLC.

2.1.122 “Other Administrative Claim” means any Administrative Expense Claim that is not a Professional Fee Claim, Ad Hoc Noteholder Group Expense, Senior Note Trustee Expense, Subordinated Note Trustee Expense, or Claim for U.S. Trustee Fees.

2.1.123 “Other General Unsecured Claim” means any General Unsecured Claim against the Debtor that is not a Senior Note Claim.

2.1.124 “Other Priority Claim” means a Claim against the Debtor entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.

2.1.125 “Other Secured Claim” means any Secured Claim or portion thereof against the Debtor, other than a Secured Tax Claim.

2.1.126 “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.

2.1.127 “Petition Date” means March 17, 2023.

2.1.128 “Plan” has the meaning set forth in the Introduction hereto.

2.1.129 “Plan Supplement” means one or more compilations of documents and forms of documents, instruments, schedules and exhibits to the Plan, as each such document, agreement, instrument, schedule and exhibit and form thereof may be altered, restated, modified or replaced from time to time, including subsequent to the filing of any such documents. Each such document, agreement, instrument, schedule or exhibit, or form thereof, is referred to herein as a “Plan Supplement.” The Plan Supplement may include the following (including drafts or forms, as applicable), or the material terms of the following, as applicable: (i) the NewCo Organizational Documents, (ii) the Liquidating Trust Agreement, (iii) the NewCo Debt Documents, (iv) the Schedule of Assumed Executory Contracts and Unexpired Leases, (v) the Restructuring Transactions Memorandum, (vi) the Shared Services Agreement (if any), and (vii) the Schedule of Retained Causes of Action.

2.1.130 “Post Effective Date UCC Matters” has the meaning in Section 16.7 of the Plan.

2.1.131 “Preferred Equity Interest” means an Equity Interest represented by an issued and outstanding share of preferred stock of SVBFG prior to or on the Petition Date, including those certain (i) Series A Preferred Stock, (ii) Series B Preferred Stock, (iii) Series C Preferred Stock, (iv) Series D Preferred Stock and (v) Series E Preferred Stock.

2.1.132 “Preferred Stock” means, collectively, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

2.1.133 “Priority Tax Claim” means a Claim (whether secured or unsecured) of a Governmental Unit against the Debtor entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

2.1.134 “Pro Rata” means, as applicable, with respect to an Allowed or estimated Claim or Interest, the percentage represented by a fraction (i) the numerator of which shall be an amount equal to such Allowed or estimated Claim or Interest and (ii) the denominator of which shall be an amount equal to the aggregate amount of Allowed and estimated Claims or Interests in the same Class as such Claim or Interest, except in cases where Pro Rata is used in reference to multiple Classes, in which case Pro Rata means the portion that such Holder’s Claim or Interest in a particular class bears to the aggregate amount of all Allowed and estimated Claims or Interests in such multiple Classes.

2.1.135 “Professional” means a Person or Entity: (i) employed in the Chapter 11 Case pursuant to a Bankruptcy Court order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to section 327, 328, 329, 330 or 331 of the Bankruptcy Code, or (ii) for which compensation and reimbursement has been awarded by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

2.1.136 “Professional Fee Claim” means any Claim of a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

2.1.137 “Professional Fee Escrow Account” means an account to be funded by the Debtor on or prior to the Effective Date and maintained by the Liquidating Trust in an amount equal to the Professional Fee Reserve Amount.

2.1.138 “Professional Fee Reserve Amount” means the estimate, as determined in accordance with Section 3.2.3 of the Plan, of the aggregate amount of unpaid Professional Claims for all Professionals through the Effective Date.

2.1.139 “Proof of Claim” means a proof of claim against a Debtor filed by a holder of a Claim against the Debtor.

2.1.140 “Regulation D” has the meaning in Section 7.4 of the Plan.

2.1.141 “Reinstated” means, with respect to any Claim or Interest, that such Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code, and “Reinstatement” shall have a correlative meaning.

2.1.142 “Related Parties” means with respect to a Person or Entity, and in each case solely in its capacity as such, each such Person or Entity’s predecessors, successors, assigns, subsidiaries, affiliates, managed accounts or funds, current and former officers, board members, directors, principals, agents, independent contractors, members, partners (general or limited), managers, employees, subcontractors, advisory board members, financial advisors, attorneys and legal representatives, accountants, investment bankers, consultants, fund advisors, trusts, trustees, beneficiaries, investment committee members, affiliated investment funds or investment vehicles, participants, management companies, direct or indirect owners and/or equityholders, investment or fund advisors, representatives, and other professionals and advisors and any such Person or Entity’s respective heirs, executors, estates and nominees.

2.1.143 “Released Parties” means (i) the Debtor, (ii) NewCo, (iii) the Liquidating Trust, (iv) the UCC and its members, (v) the Ad Hoc Noteholder Group, (vi) the Consenting Noteholders, (vii) the Indenture Trustees, (viii) each such Entity’s or Person’s Related Parties; provided that no Person or Entity shall be a Released Party if it files with the Bankruptcy Court an objection to the Plan (including the releases) that is not consensually resolved before Confirmation or supports any such objection or objector; provided further that, no current or former director, officer or other Related Parties of the Debtor is a Released Party in respect of any prepetition conduct, transactions, or events, unless such Person is listed on Exhibit [•] hereof.

2.1.144 “Releasing Parties” means (i) the Released Parties, (ii) all holders of Claims or Interests that vote to accept the Plan, (iii) all holders of Claims or Interests that are deemed to accept the Plan and who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable notice of non-voting status indicating that they opt not to grant the releases provided in the Plan, (iv) all holders of Claims or Interests that abstain from voting on the Plan and who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided in the Plan, (v) all holders of Claims or Interests that vote to reject the Plan but who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided in the Plan, (vi) all holders of Claims or Interests that are deemed to reject the Plan but who affirmatively opt in to the releases provided by the Plan by checking the box on the applicable notice of non-voting status indicating that they opt in to grant the releases provided in the Plan, and (vii) each Related Party of each Person or Entity in clause (i) through (vi) for which such Person or Entity is legally entitled to bind.

2.1.145 “Required Ad Hoc Senior Noteholder Parties” means at any time, Consenting Noteholders that are members of the Ad Hoc Noteholder Group holding greater than 50% in amount of Senior Notes held by all Consenting Noteholders that are members of the Ad Hoc Noteholder Group at such time.

2.1.146 “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of January 9, 2024, by and among the Debtor and the Supporting Parties (as defined therein) party thereto, as amended, supplemented or otherwise modified from time to time, including all exhibits and annexes thereto.

2.1.147 “Restructuring Transactions” has the meaning set forth in Section 7.10 of the Plan.

2.1.148 “Restructuring Transactions Memorandum” shall mean a memorandum included in the Plan Supplement describing the Restructuring Transactions.

2.1.149 “Retained Causes of Action” means all of the Debtor’s claims or Causes of Action, other than those settled, released or exculpated under this Plan; provided, that, notwithstanding anything herein to the contrary, NewCo or the Liquidating Trust shall retain the Debtor’s right to commence and pursue (a) the FDIC Claims, (b) Claims against any Debtor Related Party to the extent not released under the Plan and (c) any Claims or Causes of Action the Debtor may have against First Citizens Bank & Trust Company.

2.1.150 “Retained Debtor Assets” means all of the Debtor’s assets to be retained by NewCo and its subsidiaries after the Effective Date that are not Liquidating Trust Assets or NewCo Disputed Claims Reserves.

2.1.151 “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be assumed or assumed and assigned by the Debtor pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time by the Debtor.

2.1.152 “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtor that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

2.1.153 “SEC” means the United States Securities and Exchange Commission.

2.1.154 “Section 510(b) Claim” means a Claim subject to subordination under section 510(b) of the Bankruptcy Code.

2.1.155 “Secured Claim” means a Claim that is (i) secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (ii) Allowed pursuant to the Plan as a Secured Claim.

2.1.156 “Secured Tax Claim” means any Secured Claim against the Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

2.1.157 “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

2.1.158 “security” means a security as defined in section 2(a)(1) of the Securities Act.

2.1.159 “Senior Note Claim” means any Claim arising out of or related to the Senior Notes Indenture.

2.1.160 “Senior Notes” means the 2025 Senior Notes, 2026 Senior Notes, 2028 Senior Notes, 2030 Senior Notes, 2031 Senior Notes, 2028 Senior Fixed-to-Floating Rate Notes, and the 2033 Senior Fixed-to-Floating Rate Notes.

2.1.161 “Senior Notes Indenture” means that certain Indenture, dated as of September 10, 2010, between SVBFG and the Senior Notes Indenture Trustee, pursuant to which the Senior Notes were issued, as may be amended, supplemented or otherwise modified from time to time.

2.1.162 “Senior Notes Indenture Trustee” means U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as indenture trustee of the Senior Notes Indenture, and any successor trustee appointed in accordance with the terms of the Senior Notes Indenture.

2.1.163 “Senior Notes Supplemental Indenture” means that certain First Supplemental Indenture, dated as of April 28, 2022, between SVBFG and the Senior Notes Indenture Trustee, supplementing and amending the terms of the Senior Notes Indenture with respect to the 2028 Senior Fixed-to-Floating Rate Notes and the 2033 Senior Fixed-to-Floating Rate Notes.

2.1.164 “Senior Note Trustee Expenses” means the reasonable and documented compensation, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution incurred or owed to the Senior Notes Indenture Trustee and its professionals, whether prior to or after the Petition Date and whether prior to or after the Effective Date, and reasonable fees and expenses incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Senior Notes Indenture and/or the Senior Notes Supplemental Indenture, in each case to the extent payable or reimbursable under the Senior Notes Indenture and/or the Senior Notes Supplemental Indenture, as applicable, including the reasonable and documented fees and expenses of Davis Polk & Wardwell LLP and Seward & Kissel LLP, as counsel to the Senior Notes Indenture Trustee and PJT Partners LP, as investment banker to the Senior Notes Indenture Trustee.

2.1.165 “Series A Preferred Stock” means the 5.250% fixed-rate series A non-cumulative perpetual preferred stock of SVBFG having the terms set forth in the Series A Certificate of Designation dated December 6, 2019.

2.1.166 “Series B Preferred Stock” means the 4.100% Fixed-to-Reset series B non-cumulative perpetual preferred stock of SVBFG having the terms set forth in the Series B Certificate of Designation dated February 2, 2021.

2.1.167 “Series C Preferred Stock” means the 4.000% Fixed-to-Reset series C non-cumulative perpetual preferred stock of SVBFG having the terms set forth in the Series C Certificate of Designation dated May 13, 2021.

2.1.168 “Series D Preferred Stock” means the 4.250% Fixed-to-Reset series D non-cumulative perpetual preferred stock of SVBFG having the terms set forth in the Series D Certificate of Designation dated October 28, 2021.

2.1.169 “Series E Preferred Stock” means the 4.7000% Fixed-to-Reset series D non-cumulative perpetual preferred stock of SVBFG having the terms set forth in the Series E Certificate of Designation dated October 28, 2021.

2.1.170 “Shared Services Agreement” means a shared services agreement or similar arrangement or understanding which governs the provision of operating services and general and administrative services, including but not limited to legal, accounting and treasury between NewCo and the Liquidating Trust.

2.1.171 “Solicitation Procedures Order” means the [•] [D.I. [•]].

2.1.172 “Stock Register” means the ownership register of SVBFG Common Stock maintained by, or behalf of, the Debtor.

2.1.173 “Subordinated Note Claims” means the BP Trust I Claims and the BP Trust II Claims.

2.1.174 “Subordinated Note Indenture Trustees” means BP Trust I Indenture Trustee and BP Trust II Indenture Trustee.

2.1.175 “Subordinated Note Indentures” means BP Trust I Indenture, BP Trust I Supplemental Indenture, BP Trust II Indenture and BP Trust II Supplemental Indenture.

2.1.176 “Subordinated Note Trustee Expenses” means the reasonable and documented compensation, fees, expenses, disbursements, and claims for indemnity, subrogation, and contribution incurred or owed to the Subordinated Note Indenture Trustees and their professionals, whether prior to or after the Petition Date and whether prior to or after the Effective Date, and reasonable fees and expenses incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Subordinated Note Indentures, in each case to the extent payable or reimbursable under the Subordinated Note Indentures, including the reasonable and documented fees and expenses of Pryor Cashman LLP, as counsel to the Subordinated Note Indenture Trustees.

2.1.177 “Subordinated Notes” means the BP Trust I Preferred Securities and the BP Trust II Capital Securities.

2.1.178 “SVBFG” has the meaning set forth in the Introduction hereto.

2.1.179 “SVB Capital” means the personnel and funds that comprise the Debtor’s venture capital and credit investment business.

2.1.180 “Tax Authority” means a federal, state, local or foreign government, or agency, instrumentality, or employee thereof, court, or other body (if any) charged with the administration of any law relating to Taxes.

2.1.181 “Tax Return” means a return, declaration, form, election letter, report, statement, estimate, information return, or other information filed or required to be filed with respect to any Taxes, including any schedule or attachment thereto or amendment thereof.

2.1.182 “Taxes” means all (i) federal, state, local, or foreign taxes, including all net income, net worth or gross receipts, capital, value added, franchise, profits, employment, estimated, excise, severance, stamp, occupation, premium, windfall profits, environmental, custom duties, property, sales, use, license, transfer, registration, payroll, withholding, social security, unemployment, disability, alternative or add-on minimum or other taxes, and (ii) interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority or paid in connection with any item described in clause (i) hereof.

2.1.183 “Transferred LP Interests” has the meaning in Section 2.1.106 of the Plan.

2.1.184 “Treasury Regulations” means the United States Department of Treasury regulations promulgated under the IRC.

2.1.185 “U.S. Trustee” means William K. Harrington, the United States Trustee for Region 2, U.S. Department of Justice, Office of the U.S. Trustee.

2.1.186 “U.S. Trustee Fees” mean fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

2.1.187 “UCC” means the official committee of unsecured creditors of the Debtor appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code, as may be reconstituted from time to time.

2.1.188 “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Interest to a Holder that has not: (i) accepted a particular distribution or, in the case of a distribution made by check, negotiated such check, (ii) given written notice to the Distribution Agent of an intent to accept a particular distribution, (iii) responded in writing to the request of the Distribution Agent for information necessary to facilitate a particular distribution, or (iv) taken any other action necessary to facilitate such distribution.

2.1.189 “Unexpired Lease” means a lease to which the Debtor is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

2.1.190 “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not impaired within the meaning of such term in section 1124 of the Bankruptcy Code.

2.1.191 “United States of America,” “United States” or “U.S.” means the United States of America and its federal agencies.

2.1.192 “Voting Record Date” means the record date for voting on the Plan, which shall be [•].

2.2 Rules of Interpretation

For the purposes of this Plan: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender, (ii) any reference herein to the word “including” or any word of similar import shall be read to mean “including without limitation,” (iii) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto, (iv) unless otherwise specified, the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than a particular portion of the Plan, (v) captions and headings to Sections are inserted for the convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, (vi) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, (vii) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement, (viii) all references to docket numbers of documents filed in the Chapter 11 Case are references to the docket numbers under the Bankruptcy Court’s Case Management/Electronic Case Files system, (ix) all references to statutes, regulations, orders, rules of courts and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Case, unless otherwise stated, (x) unless otherwise specified, any reference herein to a contract, agreement, lease, plan, policy, document or instrument being in a particular form or on particular terms and conditions means that the same shall be substantially in that form or substantially on those terms and conditions, (xi) unless otherwise specified, any reference herein to a contract, agreement, lease, plan, policy, document or instrument or schedule or exhibit thereto, whether or not filed, shall mean the same as amended, restated, modified or supplemented from time to time in accordance with the terms hereof or thereof, (xii) any effectuating provisions may be interpreted by the Debtor, NewCo or the Liquidating Trust, as applicable, with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties (not to be unreasonably withheld, conditioned or delayed and to the extent provided in the Restructuring Support Agreement), in a manner consistent with the overall purpose and intent of this Plan or the Confirmation Order, all without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity, (xiii) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and permitted assigns, (xiv) references to “shareholders,” “directors” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company laws, (xv) except as otherwise expressly provided in this Plan, where this Plan contemplates that the Debtor, NewCo or the Liquidating Trust, as applicable, shall take any action, incur any obligation, issue any security or adopt, assume, execute or deliver any contract, agreement, lease, plan, policy, document or instrument on or prior to the Effective Date, the same shall be duly and validly authorized by the Plan and effective against and binding upon the Debtor, NewCo or the Liquidating Trust, as applicable, on and after the Effective Date without further notice to, order of or other approval by the Bankruptcy Court, action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of the board of directors of the Debtor or any other Entity, (xvi) except as otherwise provided in the Plan, anything required to be done by the Debtor, NewCo or the Liquidating Trust, as applicable, on the Effective Date may be done on the Effective Date or as soon as reasonably practicable thereafter and (xvii) all references herein to the NewCo Transaction shall be deemed to be followed by “if any” whether or not stated.

2.3 Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein (including in the Plan Supplement), the laws of the State of New York, without giving effect to the principles of conflicts of laws, shall govern the construction and implementation of the Plan and any agreement, document or instrument executed or entered into in connection with the Plan; provided, however, that corporate or limited liability company governance matters relating to the Debtor, NewCo, and the Liquidating Trust, as applicable, shall be governed by the laws of the state of incorporation or formation (as applicable).

2.4 Computation of Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. If any payment, distribution, act or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

2.5 References to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America unless otherwise expressly provided.

2.6 Consent Rights

Notwithstanding anything herein to the contrary, (i) any and all consent and consultation rights of all parties to the Restructuring Support Agreement under such agreement with respect to the Plan, all exhibits to the Plan, the Plan Supplement, the proposed form of Confirmation Order, and any other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, as more fully set forth in the Restructuring Support Agreement, are incorporated herein by this reference and shall be fully enforceable as if stated in full herein, and (ii) any action or inaction that may be taken by the Debtor or any of its subsidiaries shall be subject to the covenants of the Debtor set forth in the Restructuring Support Agreement. Failure to reference herein any right, privilege or obligation provided for by the Restructuring Support Agreement shall not impair any such right, privilege or obligation.

3.	OTHER ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, PRIORITY TAX CLAIMS AND STATUTORY FEES

3.1 Other Administrative Claims

3.1.1 Treatment of Other Administrative Claims

Subject to Section 11.4 hereof, except to the extent that the applicable Holder of an Allowed Other Administrative Claim agrees to less favorable treatment with the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, each Holder of an Allowed Other Administrative Claim shall receive, on account of such Allowed Other Administrative Claim to the extent any portion of such Allowed Other Administrative Claim has not been paid in full during the course of the Chapter 11 Case, payment in full in Cash (i) on or as soon as reasonably practicable after the later of the Effective Date and the date such Claim is Allowed, (ii) if such Allowed Other Administrative Claim is for goods and services provided to the Debtor in the ordinary course of business, in accordance with the terms and conditions of the applicable transaction documentation or course of business dealings with the Debtor, (iii) as otherwise may be agreed upon by such Holder and the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust or (iv) as otherwise ordered by the Bankruptcy Court.

3.1.2 Filing Other Administrative Claims

Absent order of the Bankruptcy Court to the contrary, all requests for payment of Other Administrative Claims that accrued on or before the Effective Date must be filed with the Notice and Claims Agent or the Bankruptcy Court and served on counsel for the Debtor by the Administrative Expense Claim Bar Date. Any Holder of an Other Administrative Claim who is required to, but does not, file and serve a request for payment of such Other Administrative Claim pursuant to the procedures specified in the Confirmation Order on or prior to the Administrative Expense Claim Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claim against the Debtor, the Liquidating Trust or NewCo or its respective property, and such general Other Administrative Claim shall be deemed discharged as of the Effective Date.

Following the Effective Date, the Liquidating Trust shall have exclusive authority to settle Other Administrative Claims without further Bankruptcy Court approval.

Unless the Debtor or the Liquidating Trust or any other Entity object to a timely filed and properly served Other Administrative Claim by the 90th calendar day after the Effective Date, subject to further extensions and/or exceptions as may be ordered by the Bankruptcy Court upon motion on notice to all parties filing a notice of appearance and request for service pursuant to Bankruptcy Rule 2002 in the Chapter 11 Case, such Other Administrative Claim shall be deemed Allowed in the amount requested. If the Debtor or the Liquidating Trust or any other Entity object to an Other Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Other

Administrative Claim should be Allowed and, if so, in what amount. Notwithstanding the foregoing, requests for payment of Other Administrative Claim need not be filed for Other Administrative Claims that (i) are undisputed Claims for unpaid invoices for goods or services provided to the Debtor in the ordinary course of business, (ii) previously have been Allowed by Final Order of the Bankruptcy Court, (iii) are for Cure Costs or (iv) the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, have otherwise agreed in writing to not require such a filing.

3.2 Professional Fee Claims

3.2.1 Final Fee Applications

All final requests for payment of Professional Fee Claims shall be filed and served no later than 60 days after the Effective Date, in accordance with the procedures established under the Interim Compensation Order. In accordance with the procedures established under the Interim Compensation Order, the Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims.

Except to the extent that the applicable Holder of an Allowed Professional Fee Claim agrees to less favorable treatment with the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, each Holder of a Professional Fee Claim that has been approved by the Bankruptcy Court shall be paid in full in Cash.

3.2.2 Professional Fee Escrow Account

On or prior to the Effective Date, the Debtor shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds in the Professional Fee Escrow Account shall not constitute property of the Debtor’s Estate, except as otherwise expressly set forth in the last sentence of this paragraph. The amount of Professional Fee Claims owing to the Professionals on and after the Effective Date shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account, without interest or other earnings therefrom, as soon as reasonably practicable after such Claims are Allowed by a Bankruptcy Court order; provided that the Debtor’s obligation with respect to Professional Fee Claims will not be limited nor be deemed to be limited in any way to the balance of funds held in the Professional Fee Escrow Account. When all Allowed Professional Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall promptly be transferred to the Liquidating Trust, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

3.2.3 Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through and including the Effective Date, the Professionals shall estimate their accrued Professional Fee Claims prior to and as of the Confirmation Date, along with an estimate of fees and expenses to be incurred through and including the Effective Date, and shall deliver such good-faith estimates to the Debtor by no later than seven days before the Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to the fees and expenses of such Professional. If a Professional does not provide such estimate, the Debtor may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall comprise the Professional Fee Reserve Amount. To the extent the Professional Fee Reserve Amount is not sufficient to pay all Allowed Professional Fee Claims in full, the remaining aggregate amount of the Allowed Professional Fee Claims shall be paid by the Liquidating Trust.

3.2.4 Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, NewCo and the Liquidating Trust, as applicable, may, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the legal, professional or other fees and expenses related to the implementation and consummation of the Plan incurred by NewCo, the Liquidating Trust or any Professional following the Effective Date. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and NewCo and the Liquidating Trust may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court.

3.3	Treatment of Priority Tax Claims

Subject to Section 11.4 hereof, except to the extent that the applicable Holder of an Allowed Priority Tax Claim has been paid by the Debtor before the Effective Date, or such Holder agrees to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, at the option of the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, (i) payment in full in Cash made (a) on or as soon as reasonably practicable after the Effective Date or (b) on the date such payment is due in the ordinary course of business, (ii) regular installment payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code or (iii) such other amounts and in such other manner as may be determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

The Liquidating Trust shall have the right, in its sole discretion, to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time after the Effective Date without premium or penalty.

3.4	Ad Hoc Noteholder Group Expenses, Senior Note Trustee Expenses and Subordinated Note Trustee Expenses

Any outstanding and unpaid Ad Hoc Noteholder Group Expenses, Senior Note Trustee Expenses and Subordinated Note Trustee Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date without the requirement to file a fee application with the Bankruptcy Court or comply with any guidelines of the U.S. Trustee and without any requirement for review or approval by the Bankruptcy Court or any Entity. All Ad Hoc Noteholder Group Expenses, Senior Note Trustee Expenses and Subordinated Note Trustee Expenses to be paid on the Effective Date shall be estimated, as necessary, prior to and as of the Effective Date and such estimate shall be delivered to the Debtor; provided that such estimate shall not be considered an admission or limitation with respect to such Ad Hoc Noteholder Group Expenses, Senior Note Trustee Expenses and Subordinated Note Trustee Expenses. In addition, the Liquidating Trust is authorized to continue to pay the Ad Hoc Noteholder Group Expenses, Senior Note Trustee Expenses and Subordinated Note Trustee Expenses, as necessary, after the Effective Date when due and payable in the ordinary course solely to the extent related to implementation, consummation and defense of the Plan and the transactions contemplated thereby, whether incurred before, on or after the Effective Date, without any requirement for review or approval by the Bankruptcy Court or any Entity.

3.5	Statutory Fees Payable Pursuant to 28 U.S.C. § 1930

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtor on the Effective Date. The Debtor shall file all quarterly reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee.

4.	CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND INTERESTS

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, all Claims and Interests, except for Claims addressed in Section 3 of the Plan, are classified for all purposes as set forth in this Section 4. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. For any Claim or Interest where a Proof of Claim has been filed, upon payment or satisfaction of such Claim or Interest and notice of such payment or satisfaction to the Holder of such Claim or Interest, such Claim or Interest may be adjusted or expunged on the Claims Register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

Except as otherwise specifically provided for in the Plan, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable non-bankruptcy law, in no event shall any Holder of an Allowed Claim be entitled to receive (x) payments that in the aggregate exceed the Allowed amount of such Holder’s Claim or (y) distributions that in the aggregate exceed the amount permitted by Section 11.4 hereof.

4.1 Summary of Classes and Treatment of Claims Against and Interests in the Debtor

The following table designates the Classes of Claims against and Interests in the Debtor, as applicable, and specifies which of those Classes are (i) Impaired or Unimpaired by the Plan and (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or presumed to accept or deemed to reject the Plan.5 All of the potential Classes for the Debtor are set forth herein.

Class	Designation	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

3	Senior Note Claims and Other General Unsecured Claims	Impaired	Entitled to Vote

4	Subordinated Note Claims	Impaired	Entitled to Vote

5	Preferred Equity Interests	Impaired	Entitled to Vote

6	Common Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

7	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

8	Intercompany Claims and Intercompany Interests	Impaired or Unimpaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)

[5]	The information in the table is provided in summary form, and is qualified in its entirety by Section 4.2 of the Plan.

4.2 Treatment of Claims and Interests

4.2.1 Class 1 – Other Secured Claims

i.	Classification: Class 1 consists of all Other Secured Claims.

ii.

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive, at the Debtor’s option (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed): (a) payment in full in Cash; (b) delivery of the collateral securing its Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

iii.

Voting: Claims in Class 1 are Unimpaired. Each Holder of an Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of Other Secured Claims is entitled to vote to accept or reject the Plan.

4.2.2 Class 2 – Other Priority Claims

i.	Classification: Class 2 consists of all Other Priority Claims.

ii.

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

iii.

Voting: Claims in Class 2 are Unimpaired. Each Holder of an Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of an Other Priority Claim is entitled to vote to accept or reject the Plan.

4.2.3 Class 3 – Senior Note Claims and Other General Unsecured Claims

i.	Classification: Class 3 consists of all General Unsecured Claims, including Senior Note Claims and Other General Unsecured Claims.

ii.

Allowance: Senior Note Claims shall be Allowed in the aggregate outstanding principal amount of $[3,300,000,000.00], plus accrued and unpaid interest to and including the Petition Date at the non-default contract rate.

iii.

Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment option (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed), in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of (a) 100% of the NewCo Common Stock subject to dilution by any NewCo Transaction, (b) 100% of the Class A Trust Units and (c) Cash sufficient to satisfy the Senior Note Trustee Expenses, to the extent not otherwise paid by the Debtor; [provided, that in lieu of the foregoing, Holders of Allowed General Unsecured Claims shall have the ability to elect to receive Cash in lieu of the foregoing distributions in an amount and on terms to be agreed to by the Debtor, the UCC and the Required Ad Hoc Senior Noteholder Parties (the “GUC Cash-Out”).][6]

iv.	Voting: Claims in Class 3 are Impaired. Each Holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

4.2.4 Class 4 – Subordinated Note Claims

i.	Classification: Class 4 consists of all Subordinated Note Claims.

ii.

Allowance: Subordinated Note Claims shall be Allowed in the aggregate outstanding principal amount of $[104,492,871.02], plus accrued and unpaid interest to and including the Petition Date at the non-default contract rate.

[6]

The Debtor, the UCC and the Required Ad Hoc Senior Noteholder Parties intend for the terms and amount of the GUC Cash-Out to be agreed and disclosed prior to the hearing on approval of the Disclosure Statement.

iii.

Treatment: Except to the extent that a Holder of an Allowed Subordinated Note Claim agrees to a less favorable treatment, each Holder of an Allowed Subordinated Note Claim shall receive its Pro Rata share of (a) 100% of the Class B Trust Units in an aggregate amount equal to such Holder’s Allowed Subordinated Note Claim and (b) Cash sufficient to satisfy the Subordinated Note Trustee Expenses, to the extent not otherwise paid by the Debtor.

iv.	Voting: Claims in Class 4 are Impaired. Each Holder of an Allowed Subordinated Note Claim is entitled to vote to accept or reject the Plan.

4.2.5 Class 5 – Preferred Equity Interests

i.	Classification: Class 5 consists of all Preferred Equity Interests.

ii.

Allowance: Preferred Equity Interests shall be Allowed in an amount equal to the Liquidation Preference per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of distributions (but without regard to any undeclared dividends).

iii.

Treatment: Except to the extent that a Holder of an Allowed Preferred Equity Interest agrees to a less favorable treatment, each Holder of an Allowed Preferred Equity Interest shall receive its Pro Rata share of 100% of the Class C Trust Units.

iv.	Voting: Claims in Class 5 are Impaired. Each Holder of an Allowed Preferred Equity Interest is entitled to vote to accept or reject the Plan.

4.2.6 Class 6 – Common Equity Interests

i.	Classification: Class 6 consists of all Common Equity Interests.

ii.

Treatment: No Holder of a Common Equity Interest shall receive any Distributions on account of its Common Equity Interest. On and after the Effective Date, all Common Equity Interests shall be canceled, released, discharged, and extinguished and will be of no further force or effect, and Holders of such Interests shall not receive or retain any distribution, property, or other value on account of such Interests.

iii.

Voting: Interests in Class 6 are Impaired. Each Holder of a Common Equity Interest is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. No Holder of a Common Equity Interest is entitled to vote to accept or reject the Plan.

4.2.7 Class 7 – Section 510(b) Claims

i.	Classification: Class 7 consists of all Section 510(b) Claims.

ii.

Treatment: No Holder of a Section 510(b) Claim shall receive any Distributions on account of its Section 510(b) Claim. On and after the Effective Date, all Section 510(b) Claims shall be canceled, released, discharged, and extinguished and will be of no further force or effect, and Holders of Section 510(b) Claims shall not receive or retain any distribution, property, or other value on account of such Claims.

iii.

Voting: Claims in Class 7 are Impaired. Each Holder of a Section 510(b) Claim is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. No Holder of a Section 510(b) Claim is entitled to vote to accept or reject the Plan.

4.2.8 Class 8 – Intercompany Claims and Intercompany Interests

i.	Classification: Class 8 consists of all Intercompany Claims and Intercompany Interests.

ii.

Treatment: On and after the Effective Date, each Intercompany Claim and each Intercompany Interest shall be (a) canceled, released, and discharged, (b) Reinstated, (c) converted to equity, or (d) otherwise set off, settled, or distributed, in each case at the option of the Debtor with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed.

iii.

Voting: Claims and Interests in Class 8 are Impaired or Unimpaired. Each Holder of an Intercompany Claim or an Intercompany Interest is conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code. No Holder of an Intercompany Claim or an Intercompany Interest is entitled to vote to accept or reject the Plan.

5.	THE LIQUIDATING TRUST

5.1 The Liquidating Trust Agreement

On or before the Effective Date, the Liquidating Trust will be established pursuant to the Liquidating Trust Agreement. The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties and authorities do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes. Notwithstanding anything in the Liquidating Trust Agreement to the contrary, the Liquidating Trust will be structured and operate in a manner that does not require registration of the Liquidating Trust under the Investment Company Act of 1940.

5.2 Purpose of the Liquidating Trust

The Liquidating Trust shall be established for the sole purpose of liquidating and distributing the Liquidating Trust Assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. The Liquidating Trust shall be deemed a successor-in-interest of the Debtor to the maximum extent necessary for the Liquidating Trust to execute its purpose, and shall not otherwise be deemed a successor-in-interest to the Debtor for any purpose other than as specifically set forth in the Plan or in the Liquidating Trust Agreement.

5.3 Liquidating Trust Assets

On the Effective Date, the Liquidating Trust Assets shall be deemed irrevocably transferred to the Liquidating Trust or entities to be formed by the Liquidating Trust, in each case in accordance with the Restructuring Transactions Memorandum and without any further action of NewCo, the Debtor or its subsidiaries or any of their respective managers, employees, officers, directors, members, partners, shareholders, agents, advisors, or representatives. The Liquidating Trust Assets shall vest in the Liquidating Trust, free and clear of all Liens, Claims, charges, rights, or other encumbrances subject to and in accordance with the Plan and the Liquidating Trust Agreement. For purposes of section 553 of the Bankruptcy Code, the transfer of the Liquidating Trust Assets to the Liquidating Trust shall not affect the mutuality of obligations that otherwise may have existed prior to the effectuation of such transfer. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar Tax, pursuant to section 1146(a) of the Bankruptcy Code. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtor and its predecessors, successors and assigns, and each other Entity released pursuant to Section 12.9 herein shall be discharged and released from all liability with respect to the delivery of such distributions. Upon the transfer of the Liquidating Trust Assets and pursuant to the Liquidating Trust Agreement, the Debtor will have no reversionary or further interest in or with respect to the Liquidating Trust Assets.

After the Effective Date, the Liquidating Trust may, in its reasonable discretion, contribute all or a portion of the Liquidating Trust Assets to an entity (i) wholly owned by the Liquidating Trust and (ii) treated as corporations for U.S. federal income tax purposes (each such entity, a “Blocker Corporation”); provided that, the Liquidating Trust shall evaluate any such transfer based on the relative tax costs and other tax consequences to the Liquidating Trust Beneficiaries of contributing such assets as compared to if such assets were not contributed to a Blocker Corporation.

5.4 Administration of the Liquidating Trust

The business and affairs of the Liquidating Trust shall be managed by or under the direction of the Liquidating Trust Board. On the Effective Date, the Liquidating Trust Board shall be appointed by the Required Ad Hoc Senior Noteholder Parties in a manner reasonably acceptable to the UCC. Following the Effective Date, the appointment and removal of the members of the Liquidating Trust Board shall be governed by the Liquidating Trust Agreement.

The Liquidating Trust shall have all the rights, powers and duties necessary to carry out its responsibilities under this Plan and the Confirmation Order. For the avoidance of doubt, these powers shall include, to the extent applicable, the power to assert, enforce, release, or waive any privilege or any defense (including as to any privilege that the Debtor held prior to the Effective Date). The Liquidating Trust shall be the exclusive representative of the Debtor’s estate for the purposes of 31 U.S.C. § 3713(b) and section 1123(b)(3)(B) of the Bankruptcy Code and receiver, trustee or assignee of all or substantially all the property or business pursuant to 26 U.S.C. § 6012(b)(3).

In furtherance of and consistent with the purpose of the Liquidating Trust and the Plan, and subject to the terms of the Confirmation Order, the Plan and the Liquidating Trust Agreement, the Liquidating Trust shall, among other things, have the following rights and powers: (i) to hold, manage, convert to Cash, and distribute the Liquidating Trust Assets to holders of Liquidating Trust Interests, including prosecuting and resolving the claims and Retained Causes of Action belonging to the Liquidating Trust, provided, for the avoidance of doubt, that any investment powers of the Liquidating Trust, other than those reasonably necessary to maintain the value of the assets and to further the liquidating purpose of the trust, must be limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid investments, such as Treasury bills, (ii) to sell, transfer, lease, encumber, or otherwise dispose of the Liquidating Trust Assets, (iii) to investigate, prosecute, settle and/or abandon rights, causes of action, or litigation of the Liquidating Trust, including Avoidance Actions, (iv) to disburse funds in the Professional Fee Reserve and the Liquidating Trust Disputed Claims Reserve in accordance with the Liquidating Trust Agreement, which shall be consistent with the Plan, (v) to distribute Liquidating Trust Interest from the Liquidating Trust Disputed Interests Reserve in accordance with the Liquidating Trust Agreement, which shall be consistent with the Plan, (vi) to distribute NewCo Common Stock from the NewCo Disputed Claims Reserve in accordance with the Shared Services Agreement and the Liquidating Trust Agreement, as applicable, which shall be consistent with the Plan, (vii) to file all Tax Returns and tax and regulatory forms, returns, reports, and other documents required with respect to the Liquidating Trust and any Disputed Claims Reserve, (viii) to object to Claims, and manage, control, prosecute, and/or settle on behalf of the Liquidating Trust, objections to Claims on account of which the Distribution Agent will be responsible (if Allowed) for making distributions under the Plan, (ix) to take all actions necessary and create any document necessary to implement the Plan, [(x) to act as a signatory to the Debtor for all purposes, including those associated with the novation of contracts or other obligations arising out of the sales of the Debtor’s assets, and (xi) to take all necessary actions and file all appropriate motions to obtain an order closing the Chapter 11 Case.] Under no circumstance may any person on the Liquidating Trust Board serve on the board of directors of any Affiliate of the Liquidating Trust.

5.5 Substitution in Pending Legal Actions

[On the Effective Date, the Liquidating Trust shall be deemed to be substituted as the party to any pending litigation of a Retained Cause of Action in which the Debtor is a party and shall be authorized, but not required, to file notices or other pleadings in such actions to effectuate its substitution for the Debtor. Such substitution shall not result in holders of Claims, including litigation Claims, against the Debtor receiving greater rights in or against the Liquidating Trust than they are otherwise entitled to under the Plan and Liquidating Trust Agreement on account of such Claims.]

5.6 Distribution of Liquidating Trust Assets

i.

From time to time (but no less frequently than annually), the Liquidating Trust shall distribute to the Liquidating Trust Beneficiaries on account of their Liquidating Trust Interests in accordance with this Section 5.6 all unrestricted Cash on hand; provided, that in no event shall the Liquidating Trust be required to distribute amounts reasonably necessary to (A) meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (B) pay reasonable incurred or anticipated expenses (including, but not limited to, any Taxes imposed on or payable by the Liquidating Trust or in respect of the Liquidating Trust Assets), or (C) satisfy other liabilities incurred or anticipated by the Liquidating Trust in accordance with the Plan or the Liquidating Trust Agreement.

ii.

The Liquidating Trust shall issue class A trust units (the “Class A Trust Units”), class B trust units (the “Class B Trust Units”) and class C trust units (the “Class C Trust Units”) to holders of Claims and Interests in accordance with Sections 4.2 and 11.8.

iii.

The Class A Trust Units shall be issued to Holders of Allowed General Unsecured Claims (other than Holders of Allowed General Unsecured Claims that elect to participate in the GUC Cash-Out) with an initial distribution preference of $[•],[7] which shall accrete at an annual rate of 12%. The Class B Trust Units and the Class C Trust Units shall receive no distributions until the distribution preference (including, for the avoidance of doubt, any accretion thereto) of the Class A Trust Units has been satisfied in full.

[7]

[NTD: To be calculated at the face amount (including accrued and unpaid interest on the Senior Notes as of the Petition Date) of the General Unsecured Claims receiving Class A Trust Units, minus the value of NewCo Common Stock distributed to Holders of Allowed General Unsecured Claims; provided that the determination of such value shall be acceptable to the Debtor, the UCC, and the Required Ad Hoc Senior Noteholder Parties and shall take into account any NewCo Transaction(s) to be consummated on or prior to the Effective Date.]

iv.

The Class B Trust Units shall be issued to Holders of Allowed Subordinated Note Claims with an initial distribution preference to be calculated at the face amount of the Allowed Subordinated Note Claims, which Class B Trust Units shall accrete at an annual rate of 12%.

v.

The Class C Trust Units shall be issued to Holders of Allowed Preferred Equity Interests and shall receive no distributions until the distribution preference (including, for the avoidance of doubt, any accretion thereto) of the Class B Trust Units has been satisfied in full.

vi.	After satisfaction of the Class A and Class B Units in full, the Class C Trust Units shall be entitled to 100% of Liquidating Trust distributions.

5.7 Costs and Expenses of the Liquidating Trust

The individuals serving as or comprising the Liquidating Trust Board shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar roles and paid out of the Liquidating Trust Assets. The fees and expenses incurred by the Liquidating Trust Board on or after the Effective Date and any reasonable compensation and expense reimbursement claims (including attorney fees and expenses) made by the Liquidating Trust Board in connection with such Liquidating Trust Board’s duties shall be paid without any further notice to, or action, order, or approval of, the Bankruptcy Court in Cash from the Liquidating Trust Assets. Fees and expenses incurred in connection with the prosecution and settlement of any Claims shall be considered costs and expenses of the Liquidating Trust.

The Debtor, NewCo, the Delaware Trustee and the Liquidating Trust Board, as applicable, shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. In the event that the Delaware Trustee or the Liquidating Trust Board is so ordered after the Effective Date, all costs and expenses of procuring any such bond or surety shall be paid for with Cash from the Liquidating Trust Assets.

5.8 Retention of Professionals/Employees by the Liquidating Trust Board

The Liquidating Trust Board may appoint officers or other representative agents of the Liquidating Trust, including a Liquidating Trust manager and a secretary, to serve as agents to the Liquidating Trust and carry out the purpose of the Liquidating Trust. The Liquidating Trust Board shall have the right to hire employees and retain the services of attorneys, accountants, and other professionals, subject to any limitations imposed by the Liquidating Trust Board, that are necessary to assist the Liquidating Trust Board in the performance of their duties without Bankruptcy Court approval. Without limiting the foregoing, the Liquidating Trust Board may retain any professional that represented parties in interest in the Chapter 11 Case.

5.9 Liquidating Trust Disputed Claims Reserve

On or after the Effective Date, the Liquidating Trust shall be authorized, but not directed, to establish one or more Liquidating Trust Disputed Claims Reserves. After the Effective Date, the Liquidating Trust may, in its sole discretion, hold any property to be distributed pursuant to the Plan, in the same proportions and amounts as provided for in the Plan, in the Liquidating Trust Disputed Claims Reserve in trust for the benefit of the Holders of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Disputed Other Secured Claims ultimately determined to be Allowed after the Effective Date; provided that the Liquidating Trust shall use reasonable effort to allocate sufficient property for the Liquidating Trust Disputed Claims Reserves. The Liquidating Trust shall distribute such amounts (net of any expenses, including any taxes relating thereto or otherwise payable by the Liquidating Trust Disputed Claims Reserve), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date. Amounts remaining in the Liquidating Trust Disputed Claims Reserve, if any, after the resolution of all applicable Disputed Claims and the satisfaction of all applicable Allowed Disputed Claims shall promptly be transferred to the Liquidating Trust, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

5.10 Liquidating Trust Disputed Interests Reserve

On or after the Effective Date, the Liquidating Trust shall be authorized, but not directed, to establish one or more Liquidating Trust Disputed Interests Reserves. After the Effective Date, the Liquidating Trust may, in its sole discretion, hold any property to be distributed pursuant to the Plan (other than NewCo Common Stock), in the same proportions and amounts as provided for in the Plan, in the Liquidating Trust Disputed Interests Reserve in trust for the benefit of the Holders of Disputed General Unsecured Claims, Disputed Subordinated Note Claims and Disputed Preferred Equity Interests ultimately determined to be Allowed after the Effective Date; provided that the Liquidating Trust shall use reasonable effort to allocate sufficient property for the Liquidating Trust Disputed Interests Reserves. The Liquidating Trust shall distribute such amounts (net of any expenses, including any taxes relating thereto or otherwise payable by the Liquidating Trust Disputed Interests Reserve), as provided herein, as such Claims or Interests are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims or Interests as such amounts would have been distributable had such Claims or Interests been Allowed Claims or Interests as of the Effective Date. Amounts remaining in the Liquidating Trust Disputed Interests Reserve, if any, after the resolution of all applicable Disputed Claims or Interests and the satisfaction of all applicable Allowed Disputed Claims and Interests, if any, shall promptly be transferred to the Liquidating Trust, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

5.11 NewCo Disputed Claims Reserve

On or after the Effective Date, the Liquidating Trust shall be authorized, but not directed, to establish one or more NewCo Disputed Claims Reserves, and such NewCo Disputed Claims Reserves shall be deemed transferred to the Liquidating Trust or entities to be formed by the Liquidating Trust, in each case in accordance with the Restructuring Transactions Memorandum and without any further action of NewCo, the Debtor or its subsidiaries or any of their respective managers, employees, officers, directors, members, partners, shareholders, agents, advisors, or representatives. After the Effective Date, the Liquidating Trust may, in its sole discretion, hold any NewCo Common Stock to be distributed pursuant to the Plan, in the same proportions and amounts as provided for in the Plan, in the NewCo Disputed Claims Reserve in trust for the benefit of the Holders of Disputed General Unsecured Claims ultimately determined to be Allowed after the Effective Date; provided that the Liquidating Trust shall use reasonable effort to allocate sufficient property for the NewCo Disputed Claims Reserves. The Liquidating Trust shall distribute such amounts (net of any expenses, including any taxes relating thereto or otherwise payable by the NewCo Disputed Claims Reserve), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims or Interest as of the Effective Date. Amounts remaining in the NewCo Disputed Claims Reserve, if any, after the resolution of all applicable Disputed Claims and the satisfaction of all applicable Allowed Disputed Claims, if any, shall promptly be transferred to NewCo, without any further notice to, action, order, or approval of the Bankruptcy Court or by any other Entity.

5.12 Federal Income Tax Treatment of the Liquidating Trust

5.12.1 Liquidating Trust Assets Treated as Owned by Creditors

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trust Board), for all United States federal income tax purposes, all parties (including the Debtor, the Liquidating Trust Board and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust as (i) a transfer of the Liquidating Trust Assets (subject to any obligations relating to those assets) directly to the Liquidating Trust Beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims or Interests, which shall be treated as transferred to the applicable Disputed Claims Reserve), followed by (ii) the transfer by such beneficiaries to the Liquidating Trust of the Liquidating Trust Assets (other than to the extent Liquidating Trust Assets are allocable to any Disputed Claims Reserve) in exchange for Liquidating Trust Interests. Accordingly, the Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to any Disputed Claims Reserve, discussed below). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

5.12.2 Tax Reporting

i.

The Liquidating Trust Board shall file Tax Returns for the Liquidating Trust treating the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) (excluding any Disputed Claims Reserve, which shall be reported in accordance with Section 5.12.2.iv below) and in accordance with this Section 5.12. The Liquidating Trust Board also will annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns. The Liquidating Trust Board shall also file (or cause to be filed) any other statement, return or disclosure relating to the Liquidating Trust or any Disputed Claims Reserve that is required by any Governmental Unit.

ii.

As soon as reasonably practicable after Liquidating Trust Assets are transferred to the Liquidating Trust, the Liquidating Trust Board shall make a good faith valuation of Liquidating Trust Assets, and shall make all such values available from time to time, to the extent relevant, and such values shall be used consistently by all parties to the Liquidating Trust (including the Debtor, the Liquidating Trust Board and Liquidating Trust Beneficiaries) for all United States federal income tax purposes.

iii.

Allocations of Liquidating Trust taxable income among the Liquidating Trust Beneficiaries (other than to the extent such taxable income is allocable to any Disputed Claims Reserve) shall be determined by reference to the manner in which an amount of cash representing such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable to any Disputed Claims Reserve) to the holders of the Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Liquidating Trust. Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets (other than the assets allocable to any Disputed Claims Reserve). The tax book value of the Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

iv.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trust Board of a private letter ruling if the Liquidating Trust Board so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trust Board), the Liquidating Trust Board shall (A) timely elect to treat any Disputed Claims Reserve as a

“disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Liquidating Trust Board, the Debtor, and the Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

v.

The Liquidating Trust Board shall be responsible for payment, out of the Liquidating Trust Assets, of any Taxes imposed on the trust or its assets, including any Disputed Claims Reserve; provided that, any Disputed Claims Reserve shall bear all Taxes allocable to such Disputed Claims Reserve. In the event, and to the extent, any Cash retained on account of Disputed Claims or Interests in any Disputed Claims Reserve is insufficient to pay the portion of any such Taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims or Interests (including any income that may arise upon the distribution of the assets of any Disputed Claims Reserve), such Taxes may be (i) reimbursed from any subsequent Cash amounts retained on account of such Disputed Claims or Interests, (ii) paid with the proceeds from a sale of the assets of the applicable Disputed Claims Reserve or (iii) to the extent such Disputed Claims or Interests have subsequently been resolved, deducted from any amounts otherwise distributable by the Liquidating Trust Board as a result of the resolution of such Disputed Claims or Interests.

vi.

The Liquidating Trust Board may request an expedited determination of Taxes of the Liquidating Trust, any Disputed Claims Reserve, or the Debtor under section 505(b) of the Bankruptcy Code for all Tax Returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

5.12.3 Tax Withholdings by Liquidating Trust Board

The Liquidating Trust Board may withhold and pay to the appropriate Tax Authority all amounts required to be withheld pursuant to the IRC or any provision of any foreign, state or local tax law with respect to any payment or distribution to the holders of Liquidating Trust Interests. All such amounts withheld and paid to the appropriate Tax Authority (or placed in escrow pending resolution of the need to withhold) shall be treated as amounts distributed to such holders of Liquidating Trust Interests for all purposes of the Liquidating Trust Agreement; provided that any amount placed in escrow pending resolution of the need to withhold that is deemed to exceed the amount required to be withheld shall be distributed to the applicable holders of Liquidating Trust Interests as soon as reasonably practicable following the determination of the withholding requirement. The Liquidating Trust Board shall be authorized to collect such tax information from the holders of Liquidating Trust Interests (including social security numbers or other tax identification numbers) as in its sole discretion the Liquidating Trust Board deems necessary to effectuate the Plan, the Confirmation Order, and the Liquidating Trust Agreement. In order to receive distributions under the Plan, all holders of Liquidating Trust Interests (including holders of Allowed Senior Note Claims, Allowed Other General Unsecured Claims, Allowed Subordinated Note Claims and Allowed Preferred Equity Interests, who, in each case, deliver a release in accordance with the provisions of Section 12.9 of the Plan) shall be required to identify themselves to the Liquidating Trust Board and provide tax information and the specifics of their holdings, to the extent the Liquidating Trust Board deems appropriate in the manner and in accordance with the procedures from time to time established by the Liquidating Trust Board for these purposes. This identification requirement generally applies to all holders, including those who hold their securities in street name. The Liquidating Trust Board may refuse to make a distribution to any holder of a Liquidating Trust Interest that fails to furnish such information in a timely fashion, and until such information is delivered, and may treat such holder’s Liquidating Trust Interests as disputed; provided, however, that, if such information is not furnished to the Liquidating Trust Board within six (6) months of the original request to furnish such information, no further distributions shall be made to the holder of such Liquidating Trust Interest; and, provided, further, that, upon the delivery of such information by a holder of a Liquidating Trust Interest, the Liquidating Trust Board shall make such distribution to which the holder of the Liquidating Trust Interest is entitled, without additional interest occasioned by such holder’s delay in providing tax information; and, provided, further, that if the Liquidating Trust Board fails to withhold in respect of amounts received or distributable with respect to any such holder and the Liquidating Trust Board is later held liable for the amount of such withholding, such holder shall reimburse the Liquidating Trust Board for such liability (to the extent such amounts were actually distributed to such holder).

5.12.4 Dissolution

The Liquidating Trust Board and the Liquidating Trust shall be discharged or dissolved, as the case may be, upon the earlier to occur of (i) all of the Liquidating Trust Assets have been distributed pursuant to the Plan and the Liquidating Trust Agreement, (ii) the Liquidating Trust Board determines that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, (iii) all objections to Disputed Claims and Interests have been resolved and (iv) all distributions required to be made by the Liquidating Trust Board under the Plan and the Liquidating Trust Agreement have been made; provided, however, in no event shall the Liquidating Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion within the six-month period prior to the fifth (5th) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trust Board that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets. If at any time the Liquidating Trust Board determines, in reliance upon such professionals as the Liquidating Trust Board may retain, that the expense of administering the Liquidating Trust (and any Disputed Claims Reserve) so as to make a final distribution to its beneficiaries is likely to exceed the value of the assets remaining in the Liquidating Trust, the Liquidating Trust Board may apply to the Bankruptcy Court for authority to (a) reserve any amount necessary to dissolve the Liquidating Trust (and any Disputed Claims Reserve), (b) donate any balance to a charitable organization

(A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtor, NewCo, the Liquidating Trust and any insider of the foregoing and (c) dissolve the Liquidating Trust (and any Disputed Claims Reserve).

5.13 Indemnification of Liquidating Trust Board

The Liquidating Trust Agreement shall provide for the indemnification of the Liquidating Trust Board, the individual(s) comprising the Liquidating Trust Board, the Delaware Trustee and certain other individuals as may be set forth therein. Any indemnification claim of the Liquidating Trust Board (and the other parties entitled to indemnification under this subsection) shall be satisfied solely from the Liquidating Trust Assets. The Liquidating Trust may obtain, at the expense of the Liquidating Trust and with funds from the Liquidating Trust Assets, commercially reasonable liability or other appropriate insurance with respect to the indemnification obligations of the Liquidating Trust Board or any employees of the Liquidating Trust.

5.14 Exculpation Relating to the Liquidating Trust

No Holder of a Claim or Interest or any other party in interest will have, or otherwise pursue, any claim or Cause of Action against the Liquidating Trust Board, the Liquidating Trust, or the consultants or professionals thereof (for each of the foregoing, solely in the performance of their duties) for making payments and distributions in accordance with the Plan and the Liquidating Trust Agreement or for fulfilling any functions incidental to implementing the provisions of the Plan or the Liquidating Trust Agreement, except for any acts or omissions that are the result of fraud, gross negligence or willful misconduct.

5.15 Abandonment of Liquidating Trust Assets

Subject to the Liquidating Trust Agreement, after the Effective Date, the Liquidating Trust Board may abandon any Liquidating Trust Assets which the Liquidating Trust Board determines in its reasonable discretion to be of de minimis value or burdensome to the Liquidating Trust.

6.	ACCEPTANCE OR REJECTION OF THE PLAN

6.1 Voting of Claims or Interests

Each Holder of a Claim or Interest in an Impaired Class that is entitled to vote on the Plan as of the Voting Record Date pursuant to Section 3 of the Plan shall be entitled to vote to accept or reject the Plan.

6.2 Acceptance by Impaired Classes

Pursuant to sections 1126(c) and (d) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, (i) an Impaired Class of Claims shall have accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan and (ii) an Impaired Class of Interests shall have accepted the Plan if the Holders of at least two-thirds in dollar amount of such Class entitled to vote that actually vote on the Plan have voted to accept the Plan.

Other Secured Claims (Class 1) and Other Priority Claims (Class 2) are Unimpaired and presumed to accept the Plan, and the votes of Holders of Claims in such Classes will not be solicited. Senior Note Claims and Other General Unsecured Claims (Class 3), Subordinated Note Claims (Class 4) and Preferred Equity Interests (Class 5) are Impaired, and the votes of Holders of Claims or Interests, as applicable, in such Classes will be solicited. Common Equity Interests (Class 6) and Section 510(b) Claims (Class 7) are Impaired and deemed to reject the Plan, and the votes of Holders of Claims or Interests in such Classes will not be solicited. Intercompany Claims and Intercompany Interests (Class 8) are either Impaired and presumed to accept the Plan or Unimpaired and deemed to reject the Plan, and the votes of Holders of Claims or Interests in such Classes will not be solicited.

If Holders of Claims or Interests in a particular Impaired Class of Claims or Interests were given the opportunity to vote to accept or reject the Plan, but no Holders of Claims or Interests in such Impaired Class voted to accept or reject the Plan, then such Class shall be deemed to have accepted the Plan.

6.3 Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court solely for voting purposes as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan solely for purposes of (i) voting to accept or reject the Plan and (ii) determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

6.4 Special Provisions Regarding Unimpaired Claims

Except as otherwise specifically provided in the Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtor’s, the Liquidating Trust’s or NewCo’s rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtor now has or had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired by the Plan. Except as otherwise specifically provided in the Plan, the Liquidating Trust shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtor now has or had immediately prior to the Petition Date as if the Chapter 11 Case had not been commenced, and all of the Liquidating Trust’s legal and equitable rights with respect to any Reinstated Claim or Claim that is Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Case had not been commenced. Unless Allowed, Claims that are Unimpaired shall remain as Disputed Claims under this Plan.

6.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

If there is one or more rejecting Class of Claims or Interests, the Debtor shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any such rejecting Class or Classes. Subject to Sections 14 and 16.4 of the Plan, the Debtor reserves the right to amend the Plan to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

7.	IMPLEMENTATION OF THE PLAN

7.1 Operations Between the Confirmation Date and Effective Date

During the period from the Confirmation Date through and until the Effective Date the Debtor may continue to operate its businesses as debtor-in-possession in the ordinary course in a manner consistent with past practice in all material respects, and as otherwise necessary to consummate the Plan, subject to the terms and conditions of the Restructuring Support Agreement and all applicable orders of the Bankruptcy Court and the consent rights set forth in the Restructuring Support Agreement, this Plan and any other Definitive Documents.

7.2 Sources of Cash for Plan Distributions

Cash payments or distributions to be made hereunder on the Effective Date shall be funded from the existing Cash of the Debtor and the Cash proceeds of a NewCo Transaction, if any.

7.3 NewCo Transaction

The Debtor, the Required Ad Hoc Senior Noteholder Parties and the UCC shall continue to work together in good faith to evaluate opportunities to maximize the value of all or some of the assets or equity of NewCo, including through a rights offering, marketing process, private placement, or otherwise (any such transaction, a “NewCo Transaction”). The terms of any such NewCo Transaction shall be acceptable to each of the Debtor, the Required Ad Hoc Senior Noteholder Parties and the UCC. Following Confirmation, without further order or approval of the Bankruptcy Court and subject to any applicable consent rights set forth in the Restructuring Support Agreement, the Debtor may in good faith make modifications to the Plan to maximize the value of all or some of the assets or equity of NewCo in connection with a NewCo Transaction (if any); provided that such modifications do not materially and adversely affect the treatment of Holders of Claims or Interests and are otherwise permitted under section 1127(b) of the Bankruptcy Code.

7.4 Exemption from Registration

The Debtor believes that, subject to certain exceptions described below, various provisions of the Securities Act, the Bankruptcy Code and applicable state securities laws (“Blue Sky Laws”) exempt from federal and state securities registration requirements (i) the offering, issuance, exchange, distribution or sale of securities pursuant to the Definitive Documents and (ii) subsequent transfers of such securities.

The Liquidating Trust Interests to be distributed to the Liquidating Trust Beneficiaries pursuant to this Plan shall be transferrable as set forth in the Liquidating Trust Agreement. The Liquidating Trust Interests shall not be listed on any national exchange and shall have the consent and voting rights provided in the Liquidating Trust Agreement. The Liquidating Trust and the Liquidating Trust Board shall not take any steps to facilitate the development of a trading market in the Liquidating Trust Interests.

Section 1145

Except with respect to any Person that is an underwriter as defined in section 1145(b) of the Bankruptcy Code, the issuance of the Liquidating Trust Interests to Liquidating Trust Beneficiaries under the Plan (to the extent the Liquidating Trust Interests are considered “securities” under applicable law) and the issuance of NewCo Common Stock to Holders of Allowed General Unsecured Claims under the Plan shall be exempt from registration under Section 5 of the Securities Act (and any applicable Blue Sky Laws) under section 1145(a)(1) of the Bankruptcy Code.

Section 1145(a)(1) of the Bankruptcy Code exempts the issuance, offer, sale, and distribution of securities under a plan of reorganization from registration under section 5 of the Securities Act and state or local securities laws if the following three principal requirements are satisfied: (a) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (b) the recipients of the securities must hold prepetition or administrative expense claims against the debtor or interests in the debtor; and (c) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in exchange for such claim or interest and partly for cash or property.

The issuance and distribution of the NewCo Common Stock (and, to the extent deemed securities under applicable law, the Liquidating Trust Interests) satisfies the requirements of section 1145 of the Bankruptcy Code and, therefore, such issuance and distribution are exempt from registration under the Securities Act and any state or local law requiring registration. To the extent any “offer or sale” of NewCo Common Stock may be deemed to have occurred, such offer or sale is made under the Plan and in exchange for Claims against the Debtor, or principally in exchange for such Claims and partly for cash or property, within the meaning of section 1145(a)(1) of the Bankruptcy Code. The availability of the exemptions under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to occurrence of the Effective Date of the Plan. To the extent section 1145 of the Bankruptcy Code is applicable, the securities to be issued under the Plan (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) in general are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Debtor as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act. In addition, securities governed by section 1145 of the Bankruptcy Code generally may be able to be resold without registration under applicable Blue Sky Laws pursuant to various exemptions provided by the respective Blue Sky Laws of the various states; however, the availability of such exemptions cannot be known unless individual states’ Blue Sky Laws are examined, and recipients of securities are advised to consult with their own legal advisors as to the availability of any such exemption from registration in any given instance. Notwithstanding the foregoing, any securities or instruments issued under the Plan in reliance on section 1145(a) of the Bankruptcy Code remain subject to: (x) compliance with any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments; (y) the restrictions, if any, in the applicable NewCo Organizational Documents and the Liquidating Trust Agreement, as applicable, on the transferability of such securities and instruments and (z) any other applicable regulatory approval.

Section 4(a)(2)

To the extent securities are issued pursuant to the Plan or the other Definitive Documents in reliance on section 4(a)(2) of the Securities Act (“Section 4(a)(2)”), the offering, issuance, exchange, or distribution of such securities pursuant to the Plan or the other Definitive Documents shall be conducted in a manner that is exempt from, among other things, the registration requirements of section 5 of the Securities Act. Section 4(a)(2) exempts from section 5’s registration requirements transactions not involving a public offering, and Regulation D under the Securities Act (“Regulation D”) provides a safe harbor under Section 4(a)(2) for transactions that meet certain requirements, including that the investors participating therein qualify as “accredited investors” within the meaning of Rule 501 under Regulation D (“Accredited Investors”). Such offering, issuance, exchange or distribution shall be structured to be available only to Holders who certify that they are Accredited Investors and who submit documentation allowing verification of their status as Accredited Investors. Any such securities shall be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and shall only be transferable if registered under the Securities Act or if transferred pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

DTC

Should [NewCo] elect on or after the Effective Date to reflect any ownership of the NewCo Common Stock through the facilities of DTC, NewCo need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of transfers, exercise, removal of restrictions, or conversion of NewCo Common Stock under applicable U.S. federal, state or local securities laws.

DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the NewCo Common Stock is exempt from registration and/or eligible for DTC book-entry delivery, settlement and depository services.

Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the NewCo Common Stock is exempt from registration and/or eligible for DTC book-entry delivery, settlement and depository services.

7.5 NewCo Debt

On the Effective Date, unless otherwise agreed by the Required Ad Hoc Senior Noteholder Parties in connection with a NewCo Transaction, NewCo or a subsidiary thereof shall issue debt (the “NewCo Debt”) to the Liquidating Trust in an aggregate principal amount equal to $[•].8 Without limiting the foregoing, the issuer of NewCo Debt shall pay, as and when due, all fees, expenses, losses, damages, indemnities and other amounts provided under the NewCo Debt Documents. The principal terms of the NewCo Debt shall be set forth in the Plan Supplement.

Confirmation of the Plan shall be deemed (a) approval of the NewCo Debt and all transactions contemplated hereby and thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the issuer of NewCo Debt in connection therewith, including the payment of all fees, expenses, losses, damages, indemnities and other amounts provided for by the NewCo Debt Documents and the granting of liens or provision of guarantees by the issuer of NewCo Debt or any of its subsidiaries to secure the NewCo Debt and (b) authorization for the issuer of NewCo Debt and the Liquidating Trust to enter into and perform under the NewCo Debt Documents. The NewCo Debt Documents shall constitute legal, valid, binding and authorized obligations of the issuer of NewCo Debt, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the NewCo Debt Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

7.6 NewCo Common Stock

[On the Effective Date, NewCo shall issue 100% of the NewCo Common Stock to Holders of Allowed General Unsecured Claims, subject to dilution by any NewCo Transaction.

All of the NewCo Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of NewCo Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the NewCo Organizational Documents and other instruments evidencing or relating to such distribution or issuance, as applicable, which terms and conditions shall bind each Entity receiving such distribution or issuance. For the avoidance of doubt, the acceptance of NewCo Common Stock by any Holder of any Claim or Interest shall be deemed as such Holder’s agreement to the NewCo Organizational Documents, as may be amended or modified from time to time following the Effective Date in accordance with their terms.

To the extent practicable, as determined in good faith by the Debtor and the Required Ad Hoc Senior Noteholder Parties, [NewCo] shall: (a) emerge from this Chapter 11 Case as a non-publicly reporting company on the Effective Date and not be subject to SEC reporting requirements under Sections 12 or 15 of the Exchange Act, or otherwise; (b) not be voluntarily subjected to any reporting requirements promulgated by the SEC; except, in each case, as otherwise may be required pursuant to the applicable organizational documents or

[8]

[NTD: Aggregate principal amount to be agreed by the Debtor, the UCC, and the Required Ad Hoc Senior Noteholder Parties reflecting 70-80% of the total enterprise value of NewCo, or a lesser amount agreed by the Debtor, the UCC, and the Required Ad Hoc Senior Noteholder Parties.]

applicable law; (c) not be required to list the NewCo Common Stock on a U.S. stock exchange; (d) timely file or otherwise provide all required filings and documentation to allow for the termination and/or suspension of registration with respect to SEC reporting requirements under the Exchange Act prior to the Effective Date; and, (e) to the extent requested by the Required Ad Hoc Senior Noteholder Parties, make good faith efforts to ensure DTC eligibility of securities issued by NewCo in connection with the Plan (other than any securities required by the terms of any agreement to be held on the books of an agent and not in DTC).]

7.7 Deemed Holders of Subordinated Note Claims

The BP Trust I Declaration of Trust provides that BP Trust I will automatically terminate upon the bankruptcy of SVBFG, as successor by merger to BPFH.9 Upon such termination of BP Trust I, the terms of the BP Trust I Preferred Securities require the administrative trustee of the trust to distribute to holders of the BP Trust I Preferred Securities the BP Trust I Junior Subordinated Debentures having a principal amount equal to the liquidation amount per security plus accumulated and unpaid distributions thereon to the date of payment, after satisfaction of liabilities to creditors of BP Trust I as provided by applicable law.10 For purposes of this Plan, holders of the BP Trust I Preferred Securities shall be deemed to hold the BP Trust I Junior Subordinated Debentures and thus such holders shall be deemed to hold the BP Trust I Claims.

The BP Trust II Declaration of Trust provides that BP Trust II will dissolve upon the bankruptcy of SVBFG, as successor by merger to BPFH.11 Upon such dissolution of BP Trust II, the terms of the BP Trust II Capital Securities require the institutional trustee of the trust to distribute to holders of the BP Trust II Capital Securities the BP Trust II Junior Subordinated Debentures on a pro rata basis, after satisfaction of liabilities to creditors of BP Trust II as provided by applicable law.12 For purposes of this Plan, holders of the BP Trust II Capital Securities shall be deemed to hold the BP Trust II Junior Subordinated Debentures and thus such holders shall be deemed to hold the BP Trust II Claims.

7.8 Organizational Existence

Except as otherwise provided in the Plan and the Restructuring Transactions Memorandum, the Debtor shall, as a subsidiary of NewCo, continue to exist after the Effective Date as a separate legal Entity, with all the powers of a corporation or other form of organization, as applicable, under the laws of its jurisdiction of organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under the law of the applicable state or other jurisdiction.

[9]	See Section 8.1(a)(i) of the BP Trust I Declaration of Trust.

[10]	See Annex I, Section 3 of the BP Trust I Declaration of Trust.

[11]	See Section 7.1(a)(ii) of the BP Trust II Declaration of Trust.

[12]	See Annex I, Section 3 of the BP Trust II Declaration of Trust.

7.9 Cancellation of Existing Interests, Existing Indebtedness and Related Agreements

On the Effective Date, except as otherwise specifically provided for in this Plan, all rights of any Holder of Interests in the Debtor, including options or warrants to purchase Interests, or obligating the Debtor to issue, transfer or sell Interests of the Debtor, shall be canceled.

Upon the indefeasible payment in full in Cash of all Allowed Other Secured Claims, or promptly thereafter, Holders of such Allowed Claims shall deliver to the Debtor or, after the Effective Date, the Liquidating Trust, any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Claim that may reasonably be required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens, and take any and all other steps reasonably requested by the Debtor or, after the Effective Date, the Liquidating Trust, that are necessary to cancel and/or extinguish any Liens or security interests securing such Holder’s Claim; provided, however, that the Debtor or the Liquidating Trust, as applicable, shall be solely responsible for all costs and expenses associated with any of the foregoing actions or requests.

On the Effective Date, except as otherwise provided in the Plan, the obligations of the Debtor under the respective Indentures, and any certificate, share, bond, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of the Debtor giving rise to any Claim or Interest shall be canceled, without any need for a Holder to take further action with respect thereto, and the Debtor and the Liquidating Trust shall not have any continuing obligations thereunder; provided, that notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of an Allowed Claim or Interest shall continue in effect solely for (i) purposes of enabling such Holder to receive distributions under the Plan on account of such Allowed Claim or Interest as provided herein; and (ii) permit the Indenture Trustees to make or assist in making, as applicable, distributions pursuant to the Plan and deduct therefrom such reasonable compensation, fees and expenses (a) due to the Indenture Trustees, or (b) incurred by the Indenture Trustees in making such distributions. Except as provided in the Plan, on the Effective Date, the Indenture Trustees and their respective agents, successors and assigns shall be automatically and fully discharged of their duties and obligations associated with the respective Indentures. The commitments and obligations of the Holders of the Senior Note Claims and Subordinated Note Claims to extend any further or future credit or financial accommodations to the Debtor, its subsidiaries or assigns under the Indentures, respectively, shall fully terminate and be of no further force or effect on the Effective Date.

7.10 Additional Implementing Transactions

On or prior to the Effective Date, the Debtor and the Liquidating Trust shall, in accordance with the Restructuring Support Agreement and subject to any applicable consent rights thereunder, enter into any transaction and shall take any actions as may be necessary or appropriate to effect the transactions described herein, including, as applicable, the issuance of all securities, notes, instruments, certificates and other documents required to be issued pursuant to the Plan, one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dispositions, dissolutions, entity formations, transfers, liquidations, spinoffs, intercompany sales, purchases, or other corporate transactions, including any restructuring transaction contemplated by the Restructuring Support Agreement (collectively, the “Restructuring Transactions”). The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate this Plan.

7.11 Section 1146 Exemption from Certain Transfer Taxes and Recording Fees

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers from the Debtor to NewCo, the Liquidating Trust or to any other Entity, pursuant to, in contemplation of, or in connection with the Plan (including any transfer pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtor, the Liquidating Trust, NewCo or Affiliates of NewCo, including, without limitation, the NewCo Common Stock, NewCo Debt and the Liquidating Trust Interests; (ii) the creation, modification, consolidation, assumption, termination, refinancing and/or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; (iv) the grant of collateral as security for the NewCo Debt; or (v) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or government assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

7.12 Effectuating Documents and Further Transactions

The Debtor or, after the Effective Date, the Liquidating Trust and NewCo, as applicable, may take all actions to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The secretary and any assistant secretary of each Debtor, NewCo or the Liquidating Trust shall be authorized to certify or attest to any of the foregoing actions.

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors or members of the Debtor shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate), pursuant to applicable law, and without any requirement of further action by the shareholders, directors, managers or partners of the Debtor, or the need for any approvals, authorizations, actions or consents.

On the Effective Date, the Liquidating Trust Agreement, any other organizational document of the Liquidating Trust and the NewCo Organizational Documents shall become effective and deemed binding without further action from any Person or Entity (other than the relevant consents required by under the Restructuring Support Agreement) and shall be binding and enforceable upon each of the parties thereto.

7.13 Abandonment of SVB Stock

[At least one day prior to the Effective Date, the Debtor shall abandon all of its equity interests in, including all of the common stock of, Silicon Valley Bank (and all entities and arrangements that are treated as a single entity with successor(s) to Silicon Valley Bank for U.S. federal income tax purposes) and take a corresponding worthless stock deduction.]

7.14 Preservation of Retained Causes of Action

Except as provided in the Plan, the Confirmation Order, or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust or NewCo, as applicable, will retain and may enforce any Retained Causes of Action that the Estate may hold against any Entity. The Liquidating Trust or NewCo, as applicable, may pursue any such Retained Causes of Action in accordance with the Plan and the Liquidating Trust Agreement, as applicable. The Debtor’s inclusion or failure to include or describe with sufficient specificity any Retained Causes of Action herein or in the Plan Supplement shall not be deemed an admission, denial or waiver of any Retained Causes of Action that the Debtor or the Estate may hold. The Debtor intends to preserve all Retained Causes of Action. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to the Retained Causes of Action upon or after entry of the Confirmation Order on the Effective Date of the Plan based on the Plan or the Confirmation Order, including any argument of waiver on account of the failure to include or describe with sufficient specificity any Retained Causes of Action herein or in the Plan Supplement.

8.	PROVISIONS REGARDING GOVERNANCE OF NEWCO

8.1 Organizational Action

On and after the Effective Date, the adoption, filing, approval, and ratification, as necessary, of all corporate, or related actions contemplated hereby for NewCo shall be deemed authorized and approved in all respects. Without limiting the foregoing, such actions may include: (i) the adoption of the NewCo Organizational Documents, (ii) the nomination, election, or appointment, as the case may be, of officers, directors and managers for NewCo, (iii) the issuance of the securities contemplated by the Plan or other Definitive Documents and (iv) the Restructuring Transactions to be effectuated pursuant to the Plan and the Restructuring Support Agreement.

Upon the occurrence of the Effective Date, all matters provided for herein involving the organizational structure of the Debtor or NewCo, or any corporate action required by the Debtor or NewCo in connection with the Plan, shall be deemed to have occurred in accordance with the Restructuring Transactions Memorandum and shall be in effect, without any requirement of further action by the security holders or directors of the Debtor or NewCo or by any other stakeholder or any other corporate action.

On and after the Effective Date, the appropriate officers of NewCo and members of the board of directors of NewCo are authorized and directed to issue, execute, deliver, file, and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases, and instruments contemplated by the Plan in the name of and on behalf of NewCo and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

8.2 NewCo Organizational Documents

On the Effective Date, the NewCo Organizational Documents shall be adopted automatically by NewCo and its subsidiaries. On or promptly after the Effective Date, NewCo and its subsidiaries may file their respective NewCo Organizational Documents and other applicable agreements with the applicable Secretaries of State or other applicable authorities in their respective states, provinces, or countries of incorporation or formation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation or formation.

After the Effective Date, NewCo and each of its subsidiaries may amend and restate its limited liability company agreement, certificate of incorporation, limited partnership agreement, and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the NewCo Organizational Documents, as applicable.

8.3 Shared Services Agreement

Upon the Effective Date, NewCo and the Liquidating Trust may enter into a Shared Services Agreement. The terms of the Shared Services Agreement (if any) shall be acceptable to each of the Debtor, the Required Ad Hoc Senior Noteholder Parties and the UCC. Confirmation of the Plan shall be deemed (a) approval of the Shared Services Agreement (if any), and (b) authorization for NewCo and the Liquidating Trust to enter into and perform under the Shared Services Agreement (if any).

8.4 Directors and Officers of NewCo

On the Effective Date, the management, control and operation of NewCo shall become the general responsibility of the board of directors of NewCo or other governing body as provided in the NewCo Organizational Documents.

On the Effective Date, the term of the Current Directors and other governing bodies of the Debtor shall be deemed to have resigned, such Current Directors shall cease to hold office or have any authority from or after such time, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Person or Entity, and such Current Directors shall be replaced by the NewCo Board (or, if the reorganized Debtor is not governed by a board, shall be governed and managed as set forth in its applicable NewCo Organizational Documents).

The classification and composition of the NewCo Board shall be consistent with applicable non-bankruptcy law and the terms of the NewCo Organizational Documents. In the Plan Supplement, to the extent known, the Debtor will disclose, pursuant to section 1129(a)(5) of the Bankruptcy Code, the identity and affiliations of the Persons proposed to serve on the NewCo Board. The NewCo Board members shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the NewCo Organizational Documents.

[Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations arising under the D&O Insurance Policies. In addition, after the Effective Date, none of the Debtor, the Liquidating Trust or NewCo shall terminate or otherwise reduce the coverage under the D&O Insurance Policies with respect to conduct occurring prior to the Effective Date, and all directors and officers of the Debtor who served in such capacity at any time prior to the Effective Date shall be entitled from the insurers to the full benefits of any such policy, including any prepaid extended reporting period, regardless of whether such directors and officers remain in such positions after the Effective Date.]

As of the Effective Date, NewCo shall be authorized to procure and maintain directors’ and officers’ liability insurance policies for the benefit of its directors, officers, members, trustees and managers in the ordinary course of business.

9.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES

9.1 Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, all Executory Contracts and Unexpired Leases will be deemed automatically rejected as of the Effective Date in accordance with sections 365 and 1123 of the Bankruptcy Code, other than (a) Executory Contracts or Unexpired Leases that, as of the Effective Date, are the subject of a pending motion to assume, or for which a notice of assumption has been filed pursuant to the assumption and assignment procedures approved by the Bankruptcy Court, (b) any Executory Contract or Unexpired Leases listed in the Schedule of Assumed Executory Contracts and Unexpired Leases, or (c) have been previously assumed, assumed and assigned or rejected by the Debtor.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions, assumption and assignment, or rejections, as applicable, of such Executory Contracts and Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date.

Executory Contracts and Unexpired Leases assumed pursuant to the Plan or by Bankruptcy Court order shall revest in and be fully enforceable by NewCo or the Liquidating Trust in accordance with their terms, except as such terms may have been modified by the Debtor and the applicable counterparty, or by order of the Bankruptcy Court. To the maximum extent permitted by Law, the transactions contemplated by this Plan shall not constitute a “change of control” or “assignment” (or terms with similar effect) under any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan, or any other transaction, event, or matter that would (a) result in a violation, breach or default under such Executory Contract or Unexpired Lease, (b) increase, accelerate or otherwise alter any obligations, rights or liabilities of the Debtor, the Liquidating Trust or NewCo, as applicable, under such Executory Contract or Unexpired Lease, or (c) result in the creation or imposition of a Lien upon any property or asset of the Debtor, the Liquidating Trust or NewCo, as applicable, pursuant to the applicable Executory Contract or Unexpired Lease. Any consent or advance notice required under such Executory Contract or Unexpired Lease in connection with assumption or assumption and assignment thereof shall be deemed satisfied by Confirmation. Any provision of any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan that requires (i) the consent or approval of one or more lessors or other parties, or (ii) the payment of any fees or obligations, in order for the Debtor to pledge, grant, sell, assign, or otherwise transfer any such Executory Contract or Unexpired Lease, or the proceeds thereof, or other collateral related thereto, shall be deemed to be inconsistent with the applicable provisions of the Bankruptcy Code. Any such provisions of any such Executory Contracts or Unexpired Leases shall have no force and effect with respect to the pledge, grant, sale, assignment, or other transfer thereof, or the proceeds thereof, or other collateral related thereto, in accordance with the terms of this Plan.

In connection with the transfer and vesting of any Debtor’s investments assets in the Liquidating Trust or NewCo, any related investment agreements, including shareholder and lockup agreements, shall be deemed assumed and assigned to the applicable transferee and deemed listed as an Executory Contract on the Schedule of Assumed Executory Contracts and Unexpired Leases.

The Debtor or the Liquidating Trust, as applicable, reserves the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases, including to add or remove any Executory Contracts and Unexpired Leases, at any time up to and including forty-five (45) days after the Effective Date upon notice to the affected counterparty.

9.2 Objections to and Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

To the extent a monetary default exists under an Executory Contract or Unexpired Lease proposed to be assumed or assumed and assigned pursuant to the Plan, such monetary default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the applicable Cure Cost by the Debtor, NewCo or the Liquidating Trust, as applicable, on the Effective Date or promptly thereafter, in the ordinary course of business, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree.

Objections to the assumption of any Executory Contract or Unexpired Lease or any applicable Cure Cost shall be made in accordance with the Solicitation Procedures Order.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims held by the non-Debtor Entity party thereto against, or defaults, including bankruptcy-related defaults, by, the Debtor arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of the assumption; provided, however, that the counterparty to such Executory Contract or Unexpired Lease may seek additional amount(s) on account of any defaults occurring between the filing of the notice of assumption and the occurrence of the Effective Date of the Plan.

Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

9.3 Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed, assumed and assigned, or rejected shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtor during the Chapter 11 Case shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claims or Interests that may arise in connection therewith.

9.4 Reservation of Rights

Nothing contained in the Plan, nor the Debtor’s delivery of a notice of proposed assumption of a contract or lease to the applicable contract and lease counterparties, shall constitute an admission by the Debtor that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor, NewCo or the Liquidating Trust would have any liability thereunder.

Notwithstanding any non-bankruptcy law to the contrary, the Debtor, NewCo or the Liquidating Trust expressly reserves and does not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the Debtor from counterparties to rejected Executory Contracts or Unexpired Leases.

10.	PROVISIONS GOVERNING DISTRIBUTIONS

10.1 Distribution Agents

The Debtor, in its reasonable discretion (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed), or, after the Effective Date, the Liquidating Trust (and, with respect to the distribution of NewCo Common Stock, NewCo), in their respective sole discretion, shall have the authority, to enter into agreements with one or more Distribution Agents to facilitate the distributions required hereunder. To the extent the Debtor or the Liquidating Trust, as applicable, determines to utilize a Distribution Agent to facilitate any distributions, such Distribution Agent would first be required to: (i) affirm its obligation to facilitate the prompt distribution of any documents, (ii) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Plan and (iii) waive any right or ability to set off, deduct from or assert any Lien or other encumbrance against the distributions required under the Plan to be distributed by such Distribution Agent.

Notwithstanding any provision in the Plan to the contrary, distributions to the Holders of Senior Note Claims and Subordinated Note Claims shall be made to or at the direction of the respective Indenture Trustees, which shall act as Distribution Agent (or direct the Distribution Agent) for distributions to the Holders of Senior Note Claims and Subordinated Note Claims, respectively, in accordance with the Plan and the applicable Indentures.

The Debtor or the Liquidating Trust, as applicable, may pay to the Distribution Agents all of their reasonable and documented fees and expenses without the need for any approvals, authorizations, actions or consents of the Bankruptcy Court or otherwise. At the request of counsel to the Debtor or the Liquidating Trust, as applicable, Distribution Agents shall submit detailed invoices to counsel to the Debtor or the Liquidating Trust for all fees and expenses for which the Distribution Agents seek reimbursement, and the Debtor or the Liquidating Trust, as applicable, shall pay those amounts that it, in its sole discretion, deems reasonable, and shall object in writing to those fees and expenses, if any, that the Debtor or the Liquidating Trust, as applicable, deem to be unreasonable. In the event that the Debtor or the Liquidating Trust, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtor or the Liquidating Trust, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtor or the Liquidating Trust, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

10.1.1 Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

10.2 Timing and Delivery of Distributions

10.2.1 Timing

Except as otherwise expressly provided herein, distributions to be made under the Plan shall be made on (i) the later of (a) the Effective Date or (b) the date that a Claim or Interest becomes an Allowed Claim or Interest, or (ii) such other date that is determined by the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, in accordance with the Plan. The Liquidating Trust may commence distributions to beneficiaries of the Estate at any time after the Effective Date, subject to the terms of the Plan, the Liquidating Trust Agreement and the Confirmation Order.

10.2.2 De Minimis Distributions

Notwithstanding any other provision of the Plan, neither the Debtor, the Liquidating Trust nor any Distribution Agent shall have any obligation to make any distributions under the Plan with a value of less than $50, unless a written request therefor is received by the Distribution Agent from the relevant recipient within 120 days after the later of (i) the Effective Date and (ii) the date such Claim or Interest becomes an Allowed Claim or Interest. Such undistributed amounts shall revert to the Debtor or the Liquidating Trust, as applicable. Upon such reversion, the relevant Allowed Claim or Interest of less than $50 (and any Claim or Interest on account of such de minimis distributions) shall be automatically deemed satisfied, discharged, and forever barred, notwithstanding any federal or state escheat laws to the contrary. For the avoidance of doubt, this Section 10.2.2 shall not apply to Distributions to any Holder of an Allowed General Unsecured Claim who timely exercises its GUC Cash-Out option.

10.2.3 Record Date and Delivery of Distributions

Distributions shall only be made to the record holders of Allowed Claims and Interests as of the Confirmation Date (the “Distribution Record Date”). On the Confirmation Date, the Claims Register and Stock Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those Holders of Claims and Interests listed on the Claims Register and Stock Register as of the close of business on the Confirmation Date. Notwithstanding the foregoing, if a Claim or Interest is transferred twenty (20) or fewer days before the Confirmation Date, the Distribution Agent, at the direction of the Debtor or, after the Effective Date, the Liquidating Trust, shall make distributions to the transferee (rather than the transferor) only to the extent practical, and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. The Distribution Record Date shall not apply to publicly held securities deposited with DTC and, in connection with any Distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtor, NewCo or the Liquidating Trust, as applicable, shall be entitled to recognize and deal for all purposes under the Plan with Holders of Claims and Interests in each Class to the extent consistent with the customary practices of DTC used in connection with such distributions.

If any dispute arises as to the identity of a Holder of an Allowed Claim or Interest that is entitled to receive a distribution pursuant to the Plan, the Distribution Agent may, in lieu of making such distribution to such Entity, make the distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute. Distributions made after the Confirmation Date to Holders of Disputed Claims or Interests that are not Allowed Claims or Interests as of the Confirmation Date, but which later become Allowed Claims or Interests, shall be deemed to have been made on the Confirmation Date.

Except as otherwise provided herein, the Distribution Agent, at the direction of the Debtor or the Liquidating Trust, as applicable, shall make all Distributions required under the Plan to Holders of Allowed Claims or Interests. Except as otherwise provided herein, and notwithstanding any authority to the contrary, Distributions to Holders of Allowed Claims or Interests shall be made to Holders of record as of the Confirmation Date by the Distribution Agent, as appropriate: (i) to the signatory set forth on any Proof of Claim filed by such Holder or other representative identified therein (or at the last known address of such Holder if no Proof of Claim is filed or if the Debtor, the Liquidating Trust or the Distribution Agent have been notified in writing of a change of address) or (ii) at the address set forth in any written notice of change of address delivered to the Notice and Claims Agent. The Distribution Agent and the Notice and Claims Agent shall not incur any liability whatsoever on account of the delivery of any Distributions under the Plan.

10.3 Manner of Payment Under Plan

10.3.1 Cash Payments

At the Distribution Agent’s option, any Cash payment may be made by check, wire transfer or any other customary payment method.

10.3.2 Notes Distribution

As applicable, the Indenture Trustees may transfer or direct the transfer of such Distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with the respective Holders of such Claims to the extent consistent with the customary practices of DTC.

For the avoidance of doubt, DTC shall be considered a single Holder with respect to Distributions made on account of the Senior Note Claims and Subordinated Note Claims. The Indenture Trustees shall have no duties, responsibilities, or liability relating to any form of Distribution that is not DTC eligible, provided that the Indenture Trustees shall use commercially reasonable efforts to cooperate with the Debtor, the Liquidating Trust, or NewCo, as applicable, to the extent that a Distribution is not DTC eligible.

Notwithstanding anything to the contrary herein, such Distributions shall be subject in all respect to any rights of the Indenture Trustees to assert a charging lien against such Distributions. All Distributions to be made to Holders of Senior Note Claims and Subordinated Note Claims through DTC shall be made eligible for Distributions through the facilities of DTC and, for the avoidance of doubt, under no circumstances will the Indenture Trustees be responsible for making or required to make any Distribution under the Plan to Holders of Senior Note Claims and Subordinated Note Claims if such Distribution is not eligible to be distributed through the facilities of DTC.

Upon the final distribution on account of the Senior Note Claims or Subordinated Note Claims, (i) the Senior Notes or Subordinated Notes, as applicable, shall thereafter be deemed to be worthless, and (ii) at the request of the respective Indenture Trustee, DTC shall take down the relevant position relating to the Senior Notes or Subordinated Notes, as applicable, without any requirement of indemnification or security on the part of the Debtor, the Liquidating Trust, NewCo, or the Indenture Trustees.

10.3.3 Allocation of Plan Distributions Between Principal and Interest

To the extent that any Claim entitled to a distribution under the Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of the Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

10.3.4 Compliance Matters

In connection with the Plan, to the extent applicable, the Debtor, NewCo, the Liquidating Trust and the Distribution Agent shall comply with all Tax withholding and reporting requirements imposed on them by any federal, state, local or foreign Tax law, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtor, NewCo, the Liquidating Trust and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including withholding in kind, liquidating a portion of the distributions to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. For purposes of the Plan, any withheld amount (or property) paid to the applicable Tax Authority shall be treated as if paid to the applicable claimant. The Liquidating Trust reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. Distributions in full or partial satisfaction of Allowed Claims shall be allocated first to trust fund-type taxes, then to other taxes, and then to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that has accrued on such Claims. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a Distribution pursuant to the Plan shall have responsibility for any Taxes imposed by any Governmental Unit, including income, withholding, and other Taxes, on account of such

Distribution. Any party issuing any instrument or making any Distribution pursuant to the Plan has the right, but not the obligation, not to make a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such Tax obligations and, if any party issuing any instrument or making any distribution under the Plan fails to withhold with respect to any such holder’s distribution, and is later held liable for the amount of such withholding, the holder shall reimburse such party. The Distribution Agent may require, as a condition to the receipt of a distribution, that the holder complete the appropriate Form W-8 or Form W-9, as applicable to each holder. If the holder fails to comply with such a request within one hundred and eighty (180) days after the request is made, the amount of such Distribution shall irrevocably revert to the Debtor or the Liquidating Trust and any Claim in respect of such Distribution shall be discharged and forever barred from assertion against the Debtor, the Liquidating Trust or its respective property.

10.3.5 Foreign Currency Exchange Rate

Except as otherwise provided herein or in an order of the Bankruptcy Court, or as agreed to by any Holder and either the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed) or, after the Effective Date, the Liquidating Trust, any Claim or Interest asserted in a currency other than U.S. dollars shall be automatically deemed converted, as of the Effective Date, to the equivalent U.S. dollar value using the exchange rate on the first Business Day prior to the Petition Date, as quoted at 4:00 p.m. (New York time), at the mid-range spot rate of exchange for the applicable foreign currency as published in The Wall Street Journal, National Edition, on the first Business Day after the Petition Date; provided that instead of such automatic conversion, the Debtor may instead elect, subject to the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties (not to be unreasonably withheld, conditioned or delayed) to make payments on account of any such Claim or Interest pursuant to the Plan in the applicable foreign currency.

10.3.6 Fractional Payments and Distributions

Whenever the Plan would otherwise call for, with respect to a particular Entity, payment of a fraction of a dollar, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. To the extent that Cash to be distributed under the Plan remain undistributed as a result of the aforementioned rounding, such Cash shall be treated as an Unclaimed Distribution.

10.3.7 Fractional Shares or Units

No fractional shares of NewCo Common Stock or fractional units of Liquidating Trust Interest shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim or Interest would otherwise result in the issuance or delivery of a number of shares of NewCo Common Stock or a number of units of Liquidating Trust Interest that is not a whole number, the actual distribution of shares of NewCo Common Stock or units of Liquidating Trust Interest shall be rounded to the next lower whole number with no further payment or other distribution therefor. The total number of shares of NewCo Common Stock or units of Liquidating Trust Interest to be distributed to holders of Allowed Claims and Interests shall be adjusted downward as necessary to account for the rounding provided in this Section 10.3.7.

10.4 Undeliverable Distributions

If any distribution is returned as undeliverable, (i) the Debtor or the Liquidating Trust, as applicable, may, but shall not be required to, make reasonable efforts to determine the address for such Holder and (ii) no further distribution to such Holder shall be made unless and until the Liquidating Trust or the Distribution Agent is notified in writing of the then-current address of such Holder, at which time such distribution shall be made to such Holder not less than 30 days thereafter. Undeliverable distributions shall remain in the possession of the Liquidating Trust or the Distribution Agent until such time as such distribution becomes deliverable or such distribution reverts to the Liquidating Trust, or is canceled pursuant to Section 10.5 herein, and shall not be supplemented with any interest, dividends or other accruals of any kind.

10.5 Reversion

Any distribution under the Plan that is an Unclaimed Distribution for a period of six months thereafter, shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code, and such Unclaimed Distribution shall revest in the Liquidating Trust. Upon such revesting, the Claim or Interest of any Holder or its successors and assigns with respect to such property shall be canceled, discharged and forever barred, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Liquidating Trust, NewCo or the Distribution Agent made pursuant to any indenture or Certificate, notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned or unclaimed property law.

10.6 Claims or Interests Paid by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable under one of the Debtor’s Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy.

Except as otherwise provided in the Plan, payments to Holders of Claims covered by an Insurance Policy and otherwise payable under the Plan shall be made from the proceeds of such Insurance Policy in accordance with the provisions of any such applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any Entity may hold against any other Entity, including Insurers, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any rights or defenses, including coverage defenses, held by Insurers.

To the extent a Creditor receives a payment on account of a Claim from a party that is not the Debtor, the Liquidating Trust, NewCo or a Distribution Agent on account of such Claim, the Debtor or the Liquidating Trust, as applicable, shall be authorized to reduce, for the purposes of Distribution, the Allowed amount of such Claim by the amount of the third-party payment, and such Claim shall be disallowed or deemed satisfied, as applicable, to the extent of such third-party payment without an objection having to be filed, but subject to the filing of a notice with the Bankruptcy Court and service of such notice on any affected Creditor. Any Creditor that receives full or partial payment on account of such Claim from an Entity that is not the Debtor, the Liquidating Trust, NewCo or a Distribution Agent shall provide notice of the date and amount of such payment to the Debtor or, after the Effective Date, the Liquidating Trust and NewCo within five (5) Business Days of receipt of such payment. Such Creditor shall repay and/or return to the Debtor or, after the Effective Date, the Liquidating Trust or NewCo any Distribution received on account of the portion of its Claim that was satisfied by such third-party payment within thirty (30) days.

10.7 Setoffs

Except as otherwise provided herein, a Final Order of the Bankruptcy Court, or as agreed to by the Holder and the Liquidating Trust or NewCo, each as applicable, pursuant to the Bankruptcy Code (including section 553 thereof), applicable non-bankruptcy law, or such terms as may be agreed to by the Holder and the Liquidating Trust or NewCo, as applicable, the Liquidating Trust or NewCo, as applicable, may, without any further notice to, or action, order or approval of the Bankruptcy Court, set off against any Allowed Claim or Interest and the distributions to be made on account of such Allowed Claim or Interest (before any distribution is made on account of such Allowed Claim or Interest), any claim, right and Cause of Action of any nature that the Liquidating Trust or NewCo, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such claim, right or Cause of Action against such Holder has not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by the Debtor, the Liquidating Trust or NewCo, as applicable, of any such Claims or Interests, rights and Causes of Action that the Debtor or the Liquidating Trust may possess against or in such Holder. In no event will any Person or Entity be entitled to set off any Claim or Interest against any Claim or Interest, right, or Cause of Action of the Debtor, the Liquidating Trust or NewCo, as applicable, in any judicial or administrative proceeding, unless such Person or Entity has filed a Proof of Claim in this Chapter 11 Case preserving such setoff and a Final Order of the Bankruptcy Court has been entered, authorizing and approving such setoff.

10.8 No Postpetition Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, required by applicable law, or agreed to by the Debtor or, after the Effective Date, the Liquidating Trust or NewCo, as applicable, no Holder of a Claim or Interest against the Debtor shall be entitled to interest accruing on or after the Petition Date with respect to such Claim or Interest, notwithstanding any dispute or other delay with respect to any distribution. For the avoidance of doubt, the foregoing does not apply to any interest accretion on the Liquidating Trust Interests provided under the Plan.

10.9 No Payment Over the Full Amount; Single Satisfaction

In no event shall a Holder of a Claim or Interest receive more than the full payment of such Claim or Interest. To the extent any Holder has received payment in full with respect to a Claim or Interest, such Claim or Interest shall be expunged without an objection to such Claim or Interest having been filed and without any further notice to or action, order or approval of the Bankruptcy Court.

11.	CLAIMS ADMINISTRATION PROCEDURES

11.1 Allowance of Claims

After the Effective Date, the Liquidating Trust shall have any and all rights and defenses that the Debtor had with respect to any Claim immediately before the Effective Date, except with respect to any Claim deemed Allowed or satisfied, settled, released and discharged under this Plan. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.

Any Claim that has been listed in the Schedules as disputed, contingent or unliquidated, and for which no Proof of Claim has been timely filed by the applicable Claims Bar Date, is not considered Allowed and shall be expunged without further action and without any further notice to or action, order or approval of the Bankruptcy Court.

11.2 Administration Responsibilities

Except as otherwise specifically provided in the Plan, the Debtor in consultation with the Required Ad Hoc Senior Noteholder Parties and the UCC, before the Effective Date, and Liquidating Trust, after the Effective Date, subject to the Liquidating Trust Agreement, shall have the sole authority to (i) file, withdraw or litigate to judgment objections to Claims or Interests, (ii) settle or compromise any Disputed Claim or Interest without any further notice to or action, order or approval of the Bankruptcy Court, and (iii) administer and adjust, or cause to be administered and adjusted, the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court. Nothing in this Section 11.2 shall limit the ability under the Bankruptcy Code of any party-in-interest to object to any Claim or Interest unless otherwise ordered by the Bankruptcy Court.

[Objections to Claims and Interests must be filed and served by no later than the Claims Objection Deadline. For the avoidance of doubt, the Claims Objection Deadline may be extended on multiple occasions.]

11.3 Estimation of Claims

Before the Effective Date, the Debtor (with the consent of the UCC and the Required Ad Hoc Senior Noteholder Parties, not to be unreasonably withheld, conditioned or delayed), or after the Effective Date, the Liquidating Trust, may, within its reasonable discretion, at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.

Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions) and may be used as evidence in any supplemental proceedings, and the Debtor or the Liquidating Trust, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated. Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court or under the Plan.

11.4 Expungement and Disallowance of Paid, Satisfied, Amended, Duplicated, or Superseded Claims or Interests

Any Claim or Interest that has been paid, satisfied, amended, duplicated or superseded may be adjusted or expunged on the Claims Register by the Liquidating Trust on or after 14 calendar days after the date on which notice of such adjustment or expungement has been filed with the Bankruptcy Court, without an objection to such Claim or Interest having to be filed, and without any further action, order or approval of the Bankruptcy Court.

11.5 Amendments to Proofs of Claim

On or after the Effective Date, a Proof of Claim may not be amended (other than solely to update or correct the name or address of the Holder of such Claim) without the prior authorization of the Bankruptcy Court or the Liquidating Trust, and any such amended Proof of Claim filed without such prior authorization shall be deemed disallowed in full and expunged without any further notice to or action, order or approval of the Bankruptcy Court. Nothing in the paragraph shall remove any claimant’s ability to seek leave from the Bankruptcy Court to amend a Claim or Proof of Claim.

11.6 Pending Objections

To the extent the Debtor has filed objections to Claims that remain pending as of the Effective Date, the Liquidating Trust shall be substituted as the objecting party without further action of the parties or order of the Bankruptcy Court.

11.7 No Distributions Pending Allowance

Subject to an objection to the amount, validity, priority, or classification of a Claim or Interest or a portion thereof is filed or is intended to be filed as set forth herein or a Claim or Interest otherwise remains a Disputed Claim or Interest, except as otherwise provided in a Final Order of the Bankruptcy Court, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest or portion thereof, as applicable, unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

11.8 Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes a finally Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the applicable provisions of the Plan, including Section 11.3 of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Liquidating Trust, Distribution Agent or NewCo, as applicable, shall provide to the Holder of such Claim or Interest the Distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, less any previous Distribution (if any) that was made on account of the undisputed portion of such Claim or Interest, without any interest, dividends, or accruals to be paid on account of such Claim or Interest unless required under applicable bankruptcy law or as otherwise provided in this Plan.

11.9 Disallowance of Claims and Interests

Except as provided herein or otherwise agreed, any and all Proofs of Claim filed after the applicable Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any Distributions on account of such Claims, unless such late filed Claim has been deemed timely filed by a Final Order at or before the Confirmation Hearing.

12.	EFFECT OF CONFIRMATION

12.1 Vesting of Assets

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan or in the Confirmation Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtor shall vest in NewCo or its subsidiaries or the Liquidating Trust (or entities to be formed by the Liquidating Trust), as applicable, in accordance with this Plan and the Restructuring Transactions Memorandum, free and clear of all Claims, Liens, encumbrances, charges and Interests. All Liens, Claims, encumbrances, charges and Interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Plan or the Confirmation Order. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, each of NewCo and the Liquidating Trust may, as applicable, operate its businesses and may use, acquire, and dispose of property and the Liquidating Trust may settle and compromise Claims and Interests, in each case without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code with respect to the Debtor.

The transfer of information to the Liquidating Trust shall not result in the destruction or waiver of any applicable work product, attorney-client, or other applicable privilege (the “Privileges”). Further, with respect to any Privileges: (i) Privileges are transferred to the Liquidating Trust to the extent necessary to enable the Liquidating Trust Board to perform its duties to administer the Liquidating Trust and for no other reason, (ii) such Privileges shall be preserved and not waived (except as the Liquidating Trust Board may affirmatively elect to waive such Privileges), and (iii) no information subject to a Privilege shall be publicly disclosed by the Liquidating Trust or communicated to any Person not entitled to receive such information or in a manner that would diminish the protected status of any such information, except following a waiver of such Privilege pursuant to (ii) above or pursuant to the specific terms of the Plan and the Confirmation Order and the Liquidating Trust Agreement.

12.2 Compromise and Settlement of Claims and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases and other benefits provided pursuant to the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise of all Claims, Interests, Causes of Action and controversies relating to the contractual, legal and subordination rights that a Holder of an Allowed Claim or Interest may have against the Debtor, or any distribution to be made on account of such an Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor and its Estate and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order or approval of the Bankruptcy Court, after the Effective Date, the Liquidating Trust may compromise and settle Claims against it and Causes of Action against other entities.

12.3 Subordinated Claims

The allowance, classification and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account, conform to, and satisfy the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto; provided, however, that the Debtor and the Liquidating Trust reserve the right to reclassify or modify the treatment of any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto, unless otherwise provided in a settlement agreement concerning such Allowed Claim or Interest. For the avoidance of doubt, the Distributions to the Holders of Subordinated Note Claims under the Plan are in settlement and compromise of any contractual, legal and equitable subordination rights relating to such Subordinated Note Claims, and all claims to turnover, release or payment of such Distributions are expressly waived hereby.

12.4 Release of Liens

Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, indefeasible payment and satisfaction in full in cash of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estate shall be fully released, settled, discharged and compromised, and all rights, titles and interests of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estate shall revert to the Debtor and its successors and assigns, in each case, without any further approval of the Bankruptcy Court and without any action or filing being required to be made by the Debtor. The Debtor, or after the Effective Date, the Liquidating Trust shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

12.5 Discharge

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan or the Restructuring Transactions Memorandum, the Confirmation Order or in any contract, instrument, or other agreement or document created pursuant to this Plan or the Confirmation Order, the distributions, rights, and treatments that are provided in this Plan or the Confirmation Order shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims against, Interests in, and Causes of Action against the Debtor, NewCo and the Liquidating Trust of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against Liabilities of, Liens on, obligations of, rights against, and interests in, the Debtor or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan and the Confirmation Order on account of such Claims or Interests, including demands, Liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case, whether or not (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the bankruptcy Code, (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (3) the Holder of such a Claim or Interest has accepted this Plan. Any default or “event of default” by the Debtor or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the chapter 11 cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, Causes of Action against, and Interests in the Debtor, NewCo or the Liquidating Trust, subject to the occurrence of the Effective Date.

12.6 Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

12.7 Release by the Debtor

[For good and valuable consideration, the adequacy of which is hereby confirmed, including the service of the Released Parties to facilitate the administration of the Chapter 11 Case and the implementation of the transactions contemplated by the Plan, on and after the Effective Date, each of the Released Parties including the Debtor Released Parties but excluding each other Related Party of the Debtor shall be conclusively, absolutely, unconditionally, irrevocably, fully, finally, forever, and permanently released and discharged by the Debtor, NewCo, the Liquidating Trust and the Debtor’s Estate, including any successor and assign to the Debtor, NewCo, the Liquidating Trust or any estate representative, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims, in each case asserted or assertable on behalf of the Debtor, NewCo or the Liquidating Trust, and their respective successors, assigns, and representatives, or that any Entity or party claiming under or through the Debtor or its estate, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including those that any of the Debtor, NewCo, the Liquidating Trust or the Debtor’s Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtor, NewCo, the Liquidating Trust, the Estate, the conduct of the businesses of the Debtor, the Chapter 11 Case, the purchase, sale or rescission of the purchase or sale of any security of the Debtor, NewCo or the Liquidating Trust, the release or discharge of any mortgage, lien or security interest, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the administration of Claims and Interests prior to or during the Chapter 11 Case, the negotiation, formulation, preparation, dissemination, implementation, administration, confirmation and/or effectuation of the Restructuring Support Agreement (and each prior version thereof), the Plan, any plan supplement, any disclosure statement or, in each case, related agreements, instruments or other documents, any action or omission with respect to intercompany claims and intercompany settlements, any action or omission as an officer, director, agent, representative, fiduciary, controlling Person, member, manager, affiliate or responsible party, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of such Released Party to the extent such act or omission is determined by a final order in a court of competent jurisdiction to have constituted gross negligence, willful misconduct, fraud, or a criminal act. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations arising on or after the Effective Date of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Releases in Article 12.7, which includes by reference each of the related provisions and definitions contained in this Plan and, further, shall constitute the Bankruptcy Court’s finding that the Debtor Release in Article 12.7 is: (a) given in exchange for good and valuable consideration provided by the applicable Released Parties, including the applicable Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good-faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtor and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) a bar to the assertion by the Debtor, NewCo, the Liquidating Trust, or the Debtor’s estate of any claim or Cause of Action of any kind whatsoever released pursuant to the Debtor Release; (g) essential to the Confirmation of the Plan; and (h) a prudent exercise of the Debtor’s business judgment.]

Notwithstanding the foregoing, nothing contained in this Section 12.7 shall be deemed to release any Retained Causes of Action, including any Claims and Causes of Action against any Debtor Related Parties other than those Debtor Related Parties identified on Exhibit [•] hereof.

12.8 Exculpation

[Upon entry of the Confirmation Order, each of the Exculpated Parties will be deemed to have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and in a manner consistent with the Disclosure Statement, the Plan, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations in connection with all of their respective activities relating to support and consummation of the Plan, including the negotiation, execution, delivery, and performance of the Restructuring Support Agreement and are entitled to the protections of section 1125(e) of the Bankruptcy Code and all other applicable protections and rights provided in the Plan. Without limiting the generality of the foregoing, upon entry of the Confirmation Order, the Debtor and its directors, officers, employees, attorneys, investment bankers, financial advisors, restructuring advisors and other professional advisors, representatives and agents will be deemed to have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with the solicitation.

As of the Effective Date, to the fullest extent permissible under any applicable laws and without affecting, expanding or limiting the releases contained in this Article 12, and except as otherwise provided herein, the Exculpated Parties shall neither have nor incur any liability arising on or after the Petition Date to any Entity for any act or omission in connection with, relating to or arising out of (i) this Chapter 11 Case; (ii) the formulation, negotiation, preparation, dissemination, implementation, administration, confirmation and/or consummation of the Restructuring Support Agreement (and each prior version thereof), any disclosure statement, the Plan, any plan supplement, and any related contract, instrument, release or other agreement or document created or entered into in connection therewith (including the solicitation of votes for the Plan or other actions taken in furtherance of confirmation or consummation of the Plan, including the issuance of any securities under or in connection with the Plan) or in connection with any other obligations arising under the Plan or the obligations assumed hereunder; or (iii) the settlement of Claims or renegotiation of Executory Contracts or Unexpired Leases, other than liability resulting from any act or omission that is determined by final order in a court of competent jurisdiction to have constituted gross negligence, willful misconduct, fraud or a criminal act. In all respects, such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan; provided, however, that nothing in the Plan or Confirmation Order shall relieve the Exculpated Parties from their obligations under postpetition transactions, agreements or instruments that have not been expressly canceled by the Plan.]

Notwithstanding the foregoing, nothing contained in this Section 12.8 shall be deemed to exculpate any party from liability with respect to any Retained Causes of Action or other Claims or Causes of Action related to actions or inactions occurring prior to the Petition Date, including any Claims and Causes of Action against any Debtor Related Parties other than those Debtor Related Parties identified on Exhibit [•] hereof.

12.9 Voluntary Release by Holders of Claims and Interests

[For good and valuable consideration, the adequacy of which is hereby confirmed, including the service of the Released Parties to facilitate the administration of the Chapter 11 Case, the implementation of the reorganization contemplated by the Plan, the release of mortgages, liens and security interests on property of the Estate, and distributions made pursuant to the Plan, on and after the Effective Date, to the fullest extent permitted by applicable law, the Releasing Parties (regardless of whether a Releasing Party is a Released Party), in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, shall be deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties of any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtor, NewCo or the Liquidating Trust and any of its or their successors, assigns, and representatives, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including, those that any of the Debtor, NewCo, the Liquidating Trust or the Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtor, NewCo, the Liquidating Trust, the Estate, the conduct of the businesses of the Debtor, this Chapter 11 Case, the purchase, sale or rescission of the purchase or sale of any security of the Debtor, NewCo or the Liquidating Trust, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the administration of Claims and Interests prior to or during this Chapter 11 Case, the negotiation, formulation, preparation, dissemination, implementation, administration, confirmation and/or effectuation of the Restructuring Support Agreement (and each prior version thereof), the Plan, any plan supplement, any disclosure statement or, in each case, related agreements, instruments or other documents, any action or omission with respect to intercompany claims or intercompany settlements, any action or omission as an officer, director, agent, representative, fiduciary, controlling Person, member, manager, affiliate or responsible party, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party to the extent such act or omission is determined by a final order in a court of competent jurisdiction to have constituted gross negligence, willful misconduct, fraud, or a criminal act.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not constitute a release by the Debtor of any of its Related Parties other than the Debtor Released Parties nor shall they release any obligations arising on or after the Effective Date of any party or Entity under this Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan as set forth in this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in this Article 12.9, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the releases set forth in this Article 12.9 is: (a) consensual; (b) essential to the Confirmation of this Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing this Plan; (d) a good faith settlement and compromise of the Claims released pursuant to this Article 12.9; (e) in the best interests of the Debtor and their estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action of any kind whatsoever released pursuant to this Article 12.9.]

12.10 Injunction

Except as otherwise specifically provided in the Plan or the Confirmation Order, all Persons or Entities who have held, hold or may hold (i) Claims or Interests that arose prior to the Effective Date, (ii) Causes of Action that have been released pursuant to Sections 12.7 and 12.9 of the Plan or are subject to exculpation pursuant to Section 12.8 of the Plan (but only to the extent of the exculpation provided in Section 12.8 of the Plan), or (iii) Claims, Interests or Causes of Action that are otherwise discharged, satisfied, stayed, or terminated pursuant to the terms of the Plan and all other parties-in-interest seeking to enforce such Claims, Interests or Causes of Action are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim (including a Section 510(b) Claim) against or such Interest in the Debtor, NewCo or the Liquidating Trust, or property of the Debtor, NewCo or the Liquidating Trust, other than to enforce any right to a distribution pursuant to the Plan, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor, NewCo or the Liquidating Trust or property of the Debtor, NewCo or the Liquidating Trust with respect to any such Claim or Interest, other than to enforce any right to a distribution pursuant to the Plan, (c) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtor, NewCo or the Liquidating Trust, or against the property or interests in property of the Debtor, NewCo or the Liquidating Trust with respect to any such Claim or Interest, other than to enforce any right to a distribution pursuant to the Plan, or (d) asserting any right of setoff (except for setoffs validly exercised prepetition) or subrogation of any kind against any obligation due from the Debtor, NewCo or the Liquidating Trust, or against the property or interests in property of the Debtor, NewCo or the Liquidating Trust, with respect to any such Claim or Interest. Such injunction shall extend to any successors or assignees of the Debtor, NewCo or the Liquidating Trust and their respective properties and interests in properties.

With respect to claims or Causes of Action that have not been released, discharged, or are not subject to exculpation, no Person or Entity may commence or pursue a claim or Cause of Action of any kind against the Debtor, NewCo, the Liquidating Trust, any Exculpated Party, or any Released Party that relates to any act or omission occurring from the Petition Date to the Effective Date in connection with, relating to, or arising out of, in whole or in part, the Chapter 11 Case (including the filing and administration thereof), the Debtor, the governance, management, transactions, ownership, or operation of the Debtor, the purchase, sale, exchange, issuance, termination, repayment, extension, amendment, or rescission of any debt instrument or security of the Debtor, NewCo, or the Liquidating Trust, the subject matter of, or the transactions or events giving rise to any Claim or Interest that is treated in this Plan, the business or contractual or other arrangements or other interactions between any Releasing Party and any Released Party or Exculpated Party, the restructuring of any Claim or Interest before or during the Chapter 11 Case, any other in- or out-of-court restructuring efforts of the Debtor; any intercompany transactions, any Restructuring Transaction, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and the Definitive Documents, or any other contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, this Plan, or any of the other Definitive Documents, the pursuit of Confirmation, the administration and implementation of this Plan, including the issuance of securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this Plan or the reliance by any Exculpated Party on this Plan or the Confirmation Order in lieu of such legal opinion), without the Bankruptcy Court (a) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action. To the extent the Bankruptcy Court would have jurisdiction over such colorable Claim or Cause of Action, the Bankruptcy Court shall have sole and exclusive jurisdiction to adjudicate such underlying Claim or Cause of Action should it permit such Claim or Cause of Action to proceed.

12.11 Scope of Releases

Each Person providing releases under the Plan, including the Debtor, NewCo, the Liquidating Trust, the Debtor’s Estate and the Releasing Parties, shall be deemed to have granted the releases set forth in the Plan notwithstanding that such Person may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person expressly waives any and all rights that it may have under any statute or common law principle which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist at the time of execution of such release.

For the avoidance of doubt, nothing herein, including the releases, waivers, and exculpations provided in Sections 12.7–12.9, shall constitute a release, waiver, discharge, or limitation of any kind of (i) any Retained Causes of Action, including any Claims or Causes of Action against Debtor Related Parties other than those Debtor Related Parties identified on Exhibit [•] hereto or (ii) any rights, liabilities, or obligations arising under the Plan or any other agreement, document or instrument executed in connection with the Plan.

12.12 Preservation of Causes of Action

Except as expressly provided in this Article 12 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtor, NewCo or the Liquidating Trust may have or that the Debtor, NewCo or the Liquidating Trust, as applicable, may choose to assert on behalf of the Estate under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including (i) any and all Causes of Action or Claims against any Person or Entity, to the extent such Person or Entity asserts a cross-claim, counterclaim and/or claim for setoff that seeks affirmative relief against the Debtor, NewCo or the Liquidating Trust, and in each case, its officers, directors or representatives or (ii) the turnover of any property of the Estate to the Debtor, NewCo or the Liquidating Trust.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Cause of Action against them as any indication that the Debtor, NewCo or the Liquidating Trust, as applicable, will not pursue any and all available Causes of Action against them. The Debtor, NewCo or the Liquidating Trust expressly reserves all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein.

Except as set forth in this Article 12 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtor had immediately prior to the Petition Date or the Effective Date against or regarding any Claim or Interest left Unimpaired by the Plan. The Liquidating Trust shall have, retain, reserve, and be entitled to assert all such rights and Causes of Action, including any actions specifically enumerated in the Schedule of Retained Causes of Action, as fully as if the Chapter 11 Case had not been commenced, and all of the Liquidating Trust’s legal and equitable rights respecting any Claim or Interest left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Case had not been commenced.

Except as set forth in this Article 12 of the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to release any post- Effective Date obligations of any party under the Plan, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan, including pursuant to Article 12 of the Plan or a Final Order, the Liquidating Trust expressly reserves all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or occurrence of the Effective Date.

13.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

13.1 Conditions to Effectiveness

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied on or prior to the Effective Date or waived in accordance with Section 13.2 of the Plan:

i.

The Restructuring Support Agreement shall not have been terminated, and shall remain in full force and effect, and no event or occurrence shall have occurred that, with the passage of time or the giving of notice, would give rise to the right of the Required Ad Hoc Senior Noteholder Parties or the UCC to terminate the Restructuring Support Agreement;

ii.

All Definitive Documents for the Restructuring Transactions contemplated by the Restructuring Support Agreement to be executed and delivered on or before the Effective Date shall have been executed and delivered and remain in full force and effect;

iii.	The Bankruptcy Court shall have entered the Confirmation Order which shall be a Final Order;

iv.

The Debtor shall have filed the final version of the Plan, including all of the schedules, documents, and exhibits contained therein, and the Plan Supplement in a manner consistent in all material respects with the Restructuring Support Agreement and the Plan;

v.

The Debtor shall have obtained all applicable authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan (and all applicable waiting periods have expired);

vi.

The Debtor shall have implemented the Restructuring Transactions and all other transactions contemplated in the Restructuring Support Agreement (subject to, and in accordance with, the consent rights set forth therein) and the Plan to be implemented on or before the Effective Date;

vii.

No governmental entity or federal or state court of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Plan, and no governmental entity has instituted any action or proceeding (which remains pending at what would otherwise be the Effective Date) seeking to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by the Plan;

viii.	All Ad Hoc Noteholder Group Expenses, Senior Note Trustee Expenses and Subordinated Note Trustee Expenses have been paid in full in Cash as provided in the Restructuring Support Agreement;

ix.

All professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses in full after the Effective Date shall have been placed in a professional fee escrow account as set forth in, and in accordance with, the Plan; and

x.

All Claims asserted by the IRS or any other Taxing Authority shall have been resolved in a manner acceptable to the Required Ad Hoc Senior Noteholder Parties and the UCC or estimated by the Bankruptcy Court for the purpose of Plan distributions at an amount acceptable to the Required Ad Hoc Senior Noteholder Parties and the UCC.

13.2 Waiver of Conditions to Confirmation or Effectiveness

Except as set forth below, the Debtor, with the prior written consent (e-mail being sufficient) of the Required Ad Hoc Senior Noteholder Parties and the UCC, may waive any of the conditions set forth in Section 13.1 of the Plan at any time, without any notice to any other parties-in-interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate the Plan. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

14.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

14.1 Plan Modifications

Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, subject to any applicable consent rights set forth in the Restructuring Support Agreement, the Debtor may alter, amend or modify the Plan, including the Plan Supplement, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date. After the Confirmation Date and before substantial consummation of the Plan, the Debtor may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, including the Plan Supplement, the Disclosure Statement, or the Confirmation Order, relating to such matters as may be necessary to carry out the purposes and effects of the Plan.

After the Confirmation Date, but before the Effective Date, subject to any applicable consent rights set forth in the Restructuring Support Agreement and except as set forth in Section 7.3, the Debtor may make appropriate technical adjustments and modifications to the Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided, that such adjustments and modifications do not materially and adversely affect the treatment of Holders of Claims or Interests and are otherwise permitted under section 1127(b) of the Bankruptcy Code.

14.2 Effect of Confirmation on Modification

Entry of a Confirmation Order shall mean that all modifications and amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code, and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

14.3 Revocation or Withdrawal of the Plan and Effects of Non-Occurrence of Confirmation or Effective Date

Subject to the Restructuring Support Agreement, the Debtor reserves the right to revoke, withdraw, or delay consideration of the Plan before the Confirmation Date. If the Debtor revokes or withdraws the Plan or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court, (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption, assumption and assignment, or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void, and (iii) nothing contained in the Plan shall (A) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person or Entity, (B) prejudice in any manner the rights of the Debtor or any other Person or Entity or (C) constitute an admission of any sort by the Debtor or any other Person or Entity.

If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting Executory Contracts or Unexpired Leases.

15.	RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain its existing jurisdiction over all matters arising in or out of, or related to, the Chapter 11 Case or the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

i.

Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

ii.

Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

iii.

Resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease and, if necessary, liquidate, any Claims arising therefrom, including any disputes regarding cure obligations in accordance with the Plan, (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, (iii) any dispute regarding whether a contract or lease is, or was, executory or expired, or (iv) any dispute regarding the Plan or any Restructuring Transactions trigger any cross-default or change-of-control provision in any contract or agreement.

iv.

Ensure that distributions to Holders of Allowed Claims or Interests are accomplished pursuant to the Plan and adjudicate any and all disputes from, or relating to, distributions under the Plan or the Confirmation;

v.

Adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and Causes of Action, and grant or deny any applications, involving the Debtor that may be pending before the Bankruptcy Court on the Effective Date;

vi.

Adjudicate, decide, or resolve any and all matters related to Causes of Action that may arise from or in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

vii.	Adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

viii.

Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, Plan Supplement, or Disclosure Statement;

ix.	Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

x.	Adjudicate, decide, or resolve any and all disputes as to the ownership of any Claim or Interest;

xi.	Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with enforcement of the Plan;

xii.

Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the existence, nature, and scope of the releases, injunctions, and other provisions contained in the Plan, and enter such orders as may be necessary or appropriate to implement and enforce such releases, injunctions, and other provisions;

xiii.	Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

xiv.

Determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement, or the Disclosure Statement;

xv.	Enter an order or final decree concluding or closing the Chapter 11 Case;

xvi.	Consider any modifications of the Plan, to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

xvii.

Hear and determine disputes, cases, controversies, or Causes of Action arising in connection with the interpretation, implementation, or enforcement of the Plan, Confirmation Order, or any other agreement, document or instrument executed in connection with the Plan;

xviii.	Hear and determine all disputes involving the existence, nature or scope of the Debtor’s discharge;

xix.	Hear and determine matters concerning state, local or federal Taxes in accordance with sections 346, 505, or 1146 of the Bankruptcy Code;

xx.	Enforce all orders previously entered by the Bankruptcy Court; and

xxi.

Hear and determine matters concerning exemptions from state and federal registration requirements in accordance with section 1145 of the Bankruptcy Code and section 4(a)(2) of, and Regulation D under, the Securities Act;

xxii.	Adjudicate all other matters over which the Bankruptcy Court has jurisdiction;

xxiii.	Adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters relating to the Retained Causes of Action;

provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement or any other Definitive Documents, in each case, that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court, or allows Entities to bring disputes to a different court, and any disputes concerning documents contained in the Plan Supplement or any other Definitive Document that contain such clauses shall be governed in accordance with the provisions of such documents.

Nothing herein limits the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, the Disclosure Statement, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

16.	MISCELLANEOUS

16.1 Expedited Tax Determination

The Debtor or NewCo may request an expedited determination of Taxes under section 505 of the Bankruptcy Code for all returns filed for or on behalf of the Debtor or NewCo, as applicable, for all taxable periods ending on or before the Effective Date.

16.2 Plan Supplement

Draft forms of certain documents, agreements, instruments, schedules, and exhibits specified in the Plan shall, where expressly so provided for in the Plan, be contained in the Plan Supplement and filed from time to time.

16.3 Additional Documents

The Debtor, NewCo, the Liquidating Trust, all Holders of Claims or Interests receiving distributions hereunder, and all other parties-in-interest may and shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

16.4 Exhibits; Schedules; Plan Supplement

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

16.5 Nonseverability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter such term or provision to make it valid or enforceable consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term shall then be applicable as altered; provided that such alteration shall be consistent with Restructuring Support Agreement. Notwithstanding any such holding or alteration, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding or alteration. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered in accordance with the foregoing, is: (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may be deleted or modified subject to the consent rights set forth in the Restructuring Support Agreement, and (iii) nonseverable and mutually dependent.

16.6 Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein or therein, the laws of the State of New York, without giving effect to the principles of conflicts of laws, shall govern the construction and implementation of the Plan and any agreement, document or instrument executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate or other governance matters relating to the Debtor, NewCo or the Liquidating Trust, as applicable, not incorporated or formed (as applicable) in the State of New York shall be governed by the laws of the jurisdiction of incorporation or formation (as applicable) of the Debtor, NewCo or the Liquidating Trust.

16.7 Dissolution of the UCC

After the Effective Date, the UCC’s functions shall be restricted to and shall not be heard on any issue except (i) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code and (ii) any appeal, motion for reconsideration or similar litigation related to the Confirmation Order (the “Post Effective Date UCC Matters”). Upon the resolution of the Post Effective Date UCC Matters, the UCC shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Case. The Liquidating Trust shall be responsible for paying the reasonable fees and expenses incurred by the members of or advisors to the UCC after the Effective Date in connection with the Post Effective Date UCC Matters without any further notice or application to, action, order, or approval of the Bankruptcy Court.

16.8 Binding Effect

Notwithstanding Bankruptcy Rule 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, NewCo, the Liquidating Trust, the Estate, any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtor.

16.9 Notices

To be effective, any notice, request or demand to or upon, as applicable, the Debtor, the Ad Hoc Noteholder Group, the UCC and the U.S. Trustee must be in writing (email being sufficient) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

If to the Debtor:

SVB Financial Group
2770 Sand Hill Road
Menlo Park, CA 94025
Attention:	William C. Kosturos

with a copy to:

Sullivan & Cromwell, LLP
125 Broad Street
New York, New York 10004
Attention:	James L. Bromley (bromleyj@sullcrom.com) Andrew G. Dietderich (dietdericha@sullcrom.com) Christian P. Jensen (jensenc@sullcrom.com)
Telephone:	(212) 558-4000
Facsimile:	(212) 558-3588

If to the Ad Hoc Noteholder Group:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Marshall S. Huebner
Elliot Moskowitz
Angela M. Libby
David Schiff
Aryeh Ethan Falk
Telephone:	(212) 450-4000
Facsimile:	(212) 701-5800

If to the UCC:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention:	Ira S. Dizengoff (idizengoff@akingump.com) Brad M. Kahn (bkahn@akingump.com)
Telephone:	(212) 872-1000
Facsimile:	(212) 872-1002

Akin Gump Strauss Hauer & Feld LLP
2001 K Street NW
Washington, DC 20006
Attention:	James R. Savin (jsavin@akingump.com)
Telephone:	(202) 887-4000
Facsimile:	(202) 887-4288

If to the U.S. Trustee:

Office of the United States Trustee
Alexander Hamilton U.S. Custom House
One Bowling Green, Room 534
New York, New York 10004
Attention:	Andrea B. Schwartz
Annie Wells
Telephone:	(212) 510-0500
Facsimile:	(212) 668-2361

16.10 Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Before the Effective Date, none of the filing of the Plan, any statement or provision contained herein or the taking of any action by the Debtor related to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtor of any kind, including as to the holders of Claims or Interests or as to any treatment or classification of any contract or lease.

16.11 No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rule 3020(e), 6004(h) or 7062.

16.12 Deemed Acts

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under this Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party by virtue of this Plan and the Confirmation Order.

16.13 Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, be Allowed in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtor or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement or papers filed with the Bankruptcy Court prior to the Confirmation Date.

16.14 Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

16.15 Entire Agreement

Except as otherwise provided in the Plan or the Confirmation Order, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan and Confirmation Order supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

16.16 Conflicts

In the event of any inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control. In the event of any inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless otherwise stated in the Plan Supplement document or the Confirmation Order). In the event of any inconsistency between the Confirmation Order and the Plan or any other document, the Confirmation Order shall control.

16.17 Post-Effective Date Service

After the Effective Date, the Debtor is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that have filed renewed requests for service.

New York, New York

January 26, 2024

Respectfully Submitted,

SULLIVAN & CROMWELL LLP

James L. Bromley
Andrew G. Dietderich
Christian P. Jensen 125 Broad Street
New York, NY 10004
Telephone:	(212) 558-4000
Facsimile:	(212) 558-3588
E-mail:	bromleyj@sullcrom.com
dietdericha@sullcrom.com jensenc@sullcrom.com

Counsel to the Debtor